SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

PALL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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PALL CORPORATION

2200 Northern Boulevard
East Hills, New York 11548

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held November 14, 2001

To the Holders of Common Stock:

PLEASE TAKE NOTICE that the annual meeting of shareholders of Pall Corporation, a New York corporation (the “Company”), will be held at The Garden City Hotel, 45 Seventh Street, Garden City, New York 11530, on Wednesday, November 14, 2001 at 11:00 a.m., local time, for the following purposes:

(1)	to elect four directors for a three-year term;

(2)	to consider and vote upon a proposal to approve the Company’s Executive Incentive Bonus Plan;

(3)	to consider and vote upon a proposal to approve the Company’s 2001 Stock Option Plan for Non-Employee Directors; and

(4)	to transact such other business as may properly come before the meeting.

The close of business on September 27, 2001 has been fixed as the record date for the meeting; only shareholders of record at that time are entitled to notice of and to vote at the meeting.

Registered shareholders have the choice of voting their shares either by returning their proxy card by mail or by granting their proxy by telephone or on the internet. Instructions for voting by telephone and the internet are printed on the enclosed proxy card. Shareholders who hold their shares beneficially through a nominee, such as a bank or broker, may be able to vote via the internet or telephonically, as well as by mail. These shareholders should follow the instructions they receive from their nominee.

Mary Ann Bartlett
Corporate Secretary and
Assistant General Counsel

October 19, 2001

YOUR VOTE IS IMPORTANT.

Whether or not you plan to attend the meeting, please grant your proxy.

Remarks from the annual meeting will be available on the Company’s web site at http://www.pall.com starting at noon Eastern Standard Time on November 15, 2001, and will be available for two weeks. Online participants will need the RealPlayer plug-in (available at www.realnetworks.com) and speakers.

PALL CORPORATION

2200 Northern Boulevard
East Hills, New York 11548

October 19, 2001

PROXY STATEMENT

      The enclosed proxy is solicited by the Board of Directors of Pall Corporation, a New York corporation (the “Company”), for use at the annual meeting of shareholders to be held on Wednesday, November 14, 2001, at 11:00 a.m., local time, at The Garden City Hotel, 45 Seventh Street, Garden City, New York 11530, and at any adjournments thereof (the “meeting”). A map and directions to The Garden City Hotel are printed on the back cover of this Proxy Statement. Whether or not you plan to attend the meeting, we request that you date and execute the enclosed form of proxy and return it in the enclosed postage-paid return envelope, or use the telephone or the internet to grant your proxy and vote. Instructions for voting by telephone and the internet are on the enclosed proxy card.

      The approximate date on which this Proxy Statement and the enclosed proxy will be first sent to shareholders is October 19, 2001. The cost of the solicitation of proxies in the enclosed form will be borne by the Company. The solicitation is to be made primarily by mail, but may be supplemented by telephone calls and personal solicitation by full-time regular employees of the Company, who will not be specially compensated therefor, and by the firm of Georgeson Shareholder Communications Inc., which has been retained for this purpose by the Company and will be paid a fee of $7,500 for its services plus reasonable out-of-pocket expenses.

VOTING

      Registered shareholders can grant a proxy and vote telephonically or via the internet. Telephone and internet voting instructions are provided on the enclosed proxy card. A control number, located on the proxy card, is designed to verify your identity and allow you to vote your shares and confirm that your voting instructions have been properly recorded. If you do not choose to vote by telephone or the internet, you may mail your proxy card in the enclosed envelope.

      If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from them. The availability of telephone and internet voting will depend on their voting processes.

      The shares represented by your properly completed proxy card will be voted in accordance with your instructions marked on it. If your proxy card is properly signed, dated and delivered to us but contains no instructions, the shares represented by your proxy will be voted for the election as directors of the nominees proposed herein and for the approval of the Company’s Executive Incentive Bonus Plan and the Company’s 2001 Stock Option Plan for Non-Employee Directors. The Board of Directors is not aware of any other matters to be presented for action at the meeting, but if other matters are properly brought before the meeting, shares represented by properly completed proxies received by mail, telephone or the internet will be voted in accordance with the judgment of the persons named as proxies.

      Shareholders have the right to revoke their proxies at any time before a vote is taken, by notifying the Secretary of the Company in writing at the address given above. In addition, a shareholder may revoke a proxy (1) by executing a new proxy card bearing a later date or by voting by telephone or the internet at a later date, provided the new proxy is received by Equiserve (which will have a representative present at the meeting) before the vote, (2) by attending the meeting and voting in person, or (3) by any other method available to shareholders by law.

      The close of business on September 27, 2001 has been fixed as the record date for the meeting, and only shareholders of record at that time will be entitled to vote. The only capital stock of the Company outstanding is common stock, par value $.10 per share (the “Common Stock”). There were 121,958,649 shares of Common Stock outstanding and entitled to vote on the record date. Each shareholder is entitled to one vote for each share held. The holders of a majority of the shares issued and outstanding on the record date, present in person or represented by proxy received by mail, telephone or the internet, will constitute a quorum at the meeting.

BOARD OF DIRECTORS

NOMINEES FOR ELECTION *for Term Expiring 2004*

John H.F. Haskell, Jr.(4,5)
Senior Adviser,
UBS Warburg LLC.
Director since 1998.

Katharine L. Plourde(2,5)
Private Investor.
Director since 1995.

Heywood Shelley(1,4)
Practicing Attorney
with the firm of
Carter, Ledyard & Milburn.
Director since 1990.

Edward Travaglianti
President, Commercial
Markets Group of
Citibank, N.A.

DIRECTORS *Term Expiring 2002*

Abraham Appel(2,3,5)
President,
Appel Consultants, Inc.
Founder Director of
Pall Corporation.
Director since 1969.

Ulric Haynes, Jr.(3,5)
Executive Dean for
University International
Relations at Hofstra University.
Director since 1994.

Jeremy Hayward-Surry(1)
President of
Pall Corporation.
Director since 1993.

Dr. Edwin W. Martin, Jr.(3,4)
President Emeritus,
The National Center for
Disability Services.
Director since 1993.

DIRECTORS *Term Expiring 2003*

Daniel J. Carroll, Jr.(2,3,5)
Former Chief Operating
Officer of Lucent Technologies'
Business Communication
Systems. Director since 1999.

Eric Krasnoff(1)
Chairman and
Chief Executive Officer of
Pall Corporation.
Director since 1994.

Dr. Edward L. Snyder(4)
Professor/Associate Chair,
Yale University School
of Medicine and
Yale-New Haven Hospital.
Director since 2000.

Dr. James D. Watson(2)
President,
Cold Spring Harbor Laboratory.
Director since 1988.

Board Committees: (1) Executive, (2) Audit, (3) Compensation, (4) Nominating, (5) Planning and Governance

PROPOSAL 1

ELECTION OF DIRECTORS

      Four directors are to be elected at the meeting for a three-year term. The Nominating Committee of the Board of Directors has nominated John H.F. Haskell, Jr., Katharine L. Plourde, Heywood Shelley and Edward Travaglianti for three-year terms. All of the nominees are presently directors of the Company with the exception of Mr. Travaglianti. The Board of Directors recommends to shareholders that these nominees be elected. (Although it is not anticipated that any of the nominees will become unavailable before the meeting, in that event the persons named as proxies on the enclosed proxy card will have the right, at their discretion, to vote all properly completed proxies (received by mail, telephone or the internet) for such substitute candidate, if any, as may be nominated by the Board of Directors.)

      Directors will be elected by a plurality of the votes properly cast (in person or by proxy) at the meeting. Thus, shareholders who do not vote, or who withhold their vote from one or more of the nominees named above and do not vote for another person, will not affect the outcome of the election provided that a quorum is present at the meeting. A broker who is the record owner of shares of Common Stock beneficially owned by a customer will have discretionary authority to vote such shares if the broker has not received voting instructions from the beneficial owner by the tenth day before the meeting, provided that this Proxy Statement has been transmitted to the beneficial owner at least 15 days before the meeting.

      Set forth below is information with respect to the nominees and each other present director of the Company continuing in office after the meeting. The principal occupations of each director and nominee during at least the past five years are described in the paragraphs following the table.

			Service as	Present
		Position and offices	director	term
Name	Age	with the Company**	since	expires

Eric Krasnoff	49	Chairman and Chief Executive Officer and Director	1994	2003
Jeremy Hayward-Surry	58	President and Director	1993	2002
Abraham Appel	86	Founder Director	1969	2002
Daniel J. Carroll, Jr.	56	Director	1999	2003
John H.F. Haskell, Jr.*	69	Director	1998	2001
Ulric Haynes, Jr.	70	Director	1994	2002
Edwin W. Martin, Jr.	70	Director	1993	2002
Katharine L. Plourde*	49	Director	1995	2001
Heywood Shelley*	74	Director	1990	2001
Edward L. Snyder	55	Director	2000	2003
Edward Travaglianti*	53	—	—	—
James D. Watson	73	Director	1988	2003

*	Nominee for election at the meeting.

**	Messrs. Appel and Carroll are members of the Audit, the Compensation and the Planning and Governance Committees of the Board of Directors. Mr. Haskell is a member of the Nominating and the Planning and Governance Committees. Mr. Haynes is a member of the Compensation and the Planning and Governance Committees. Mr. Krasnoff and Mr. Hayward-Surry are members of the Executive Committee. Dr. Martin is a member of the Compensation and the Nominating Committees. Ms. Plourde is a member of the Audit and the Planning and Governance Committees. Mr. Shelley is a member of the Executive and the Nominating Committees. Dr. Snyder is a member of the Nominating Committee. Dr. Watson is a member of the Audit Committee.

      Mr. Krasnoff has been Chairman and Chief Executive Officer of the Company since July 1994.

      Mr. Hayward-Surry has been President of the Company since July 1994. He was also Treasurer and Chief Financial Officer of the Company from November 1992 to January 1998. Mr. Hayward-Surry is a director of V.I. Technologies, Inc.

      Mr. Appel is President and Chief Executive Officer of A. Bram Appel Consultants Inc., located in Toronto, Ontario, which manages family investments in private companies and equity securities. Mr. Appel was a major source of financing of the Company in the early years after its founding in 1946.

      Mr. Carroll became Chief Operating Officer in January 1998, and also Vice President Business Operations in May 1999, of the Business Communications Systems Unit of Lucent Technologies Inc., Basking Ridge, New Jersey. Before January 1998, he held a number of executive positions with AT&T Corp. until the spin-off of Lucent Technologies Inc. from AT&T Corp. in October 1996. Thereafter, Mr. Carroll was Vice President — Product Realization of the Business Communications Systems Unit of Lucent Technologies Inc. until December 1996, and Vice President — Large Business Markets and Global Provisioning Organization of the Business Communications Systems Unit of Lucent Technologies Inc. from December 1996 until January 1998. Mr. Carroll retired from his employment with Lucent on November 1, 2000.

      Mr. Haskell’s principal occupation for more than the past five years has been as an investment banker and adviser with the investment banking firm of Dillon Read & Co. and its successors Warburg Dillon Read LLC and UBS Warburg LLC. Mr. Haskell is a director of AXA Financial, Inc. and of The Equitable Life Assurance Society of the United States, Inc. a wholly-owned subsidiary of AXA Financial, Inc. He is also a director of Security Capital Corporation.

      Mr. Haynes, who was the U.S. Ambassador to Algeria in 1977-1981, has been Executive Dean for University International Relations at Hofstra University, Hempstead, New York, since September 1996. Prior thereto, he was Dean of the Business School at Hofstra University.

      Dr. Martin was Associate and Deputy U.S. Commissioner of Education from 1969 to 1979 and Assistant Secretary of Education from 1979 to 1981. He was President and Chief Executive Officer of the National Center for Disability Services, a complex of non-profit agencies, until November 1994 and since then has been President-Emeritus and a Trustee. He is a Director of Roslyn Bancorp and Interboro Indemnity Mutual Insurance Company.

      Ms. Plourde was a Principal and analyst at the investment banking firm of Donaldson, Lufkin & Jenrette, Inc., New York, New York, until November 1997. Since that time she has engaged in private investing and serving on the board of directors of the Company and of several not-for-profit organizations.

      Mr. Shelley’s principal occupation for more than the past five years has been as a practicing attorney with the firm of Carter, Ledyard & Milburn, New York, New York. The firm acts as legal counsel to the Company.

      Dr. Snyder’s principal occupations are with the Yale University School of Medicine and Yale-New Haven Hospital, both in New Haven, Connecticut. At the University, Dr. Snyder is Professor of Laboratory Medicine and Vice Chairman/ Associate Chair for Clinical Affairs of the Department of Laboratory Medicine. At the Hospital, Dr. Snyder is director of Blood Bank/ Apheresis Service and Assistant Chief/ Associate Chair for Clinical Affairs at the Department of Laboratory Medicine. Dr. Snyder also has Appointed Consultant status with the Food and Drug Administration Medical Devices Advisory Committee — Hematology and Pathology Devices Panel, and is a past president of the American Association of Blood Banks.

      Mr. Travaglianti is President of Commercial Markets at Citibank, N.A. with responsibility for the Bank’s nationwide Middle Market and Small Business activities. He has held this position since July 17, 2001 when Citibank, N.A. acquired European American Bank (EAB). Prior to the acquisition, Mr. Travaglianti was Chairman and Chief Executive Officer of EAB, a $15 billion commercial bank headquartered in Uniondale, Long Island with 97 branches throughout the greater New York metropolitan area. Before joining Citibank, Mr. Travaglianti had spent his entire 32-year banking career with EAB and its predecessor institutions. He was named EAB’s President and Chief Operating Officer in 1991 and became Chairman and Chief Executive Officer in July 1995.

      Dr. Watson’s principal occupation for more than the past five years has been as President of the Cold Spring Harbor Laboratory, a biomedical research institution specializing in genetics. Dr. Watson and a colleague won the Nobel Prize in medicine in 1962 for determining that the molecular structure of DNA is a double-helix, which made possible the dramatic developments relating to DNA which have followed that discovery. Dr. Watson was a prime mover in the establishment of the federal government’s human genome project and headed that project for a number of years from its inception. Dr. Watson is a director of Diagnostic Products Corporation.

      There were six meetings of the Board of Directors of the Company in fiscal 2001. During fiscal 2001, each director attended not less than 75% of the aggregate number of meetings of the Board and of the Board committee or committees on which he or she served.

Board Committees

      The Executive Committee of the Board is authorized to act on most Board matters during the intervals between meetings of the full Board. The Executive Committee did not meet in fiscal 2001 but took a number of actions by unanimous written consent.

      The Compensation Committee has the power and duty to adopt, amend and terminate any management employee benefit plan (subject to shareholder approval when required), to fix the compensation of senior officers of the Company and to authorize and approve the making of employment contracts between the Company and its senior officers. The Committee also administers the Company’s stock option plans and Management Stock Purchase Plan and will administer the Executive Incentive Bonus Plan if approved by shareholders (see Proposal 2 below). The Compensation Committee met once in fiscal 2001 and in addition took a number of actions by unanimous written consent.

      The Nominating Committee has the power and duty to develop policy on the size and composition of the Board of Directors and criteria for director nomination, to establish procedures for the nomination process, to identify and recommend candidates for election to the Board, and to evaluate the participation and contribution of current Board members. The Nominating Committee met once in fiscal 2001. The Nominating Committee will consider nominees for director recommended by shareholders. The procedure to be followed by a shareholder in submitting such recommendations is to send the Corporate Secretary a letter making the recommendation and describing fully the education, business experience and other qualifications of the person recommended.

      The Planning and Governance Committee has the power and the duty to study and make recommendations to the Board and/or management regarding corporate strategy and corporate governance issues. The Planning and Governance Committee met three times in fiscal 2001.

      The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter attached to this Proxy Statement as Appendix A. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are “independent,” as required by applicable listing standards of the New York Stock Exchange. The Audit Committee met seven times during fiscal 2001, including four meetings by telephone conference call.

Audit Committee Report

      Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles, and the Company’s internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The firm of KPMG LLP, the Company’s independent auditors, is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

      In the performance of its duties under the Audit Committee Charter for fiscal 2001, the Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors. The Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 (Communication with Audit Committees), as amended by SAS No. 90 (Audit Committee Communications). In addition, the Committee has received written disclosures and the letter from the independent auditors as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has considered whether the provision of certain non-audit services to the Company by the independent auditors (see Information Concerning Independent Auditors below) is compatible with maintaining the auditors’ independence, and has discussed with KPMG LLP that firm’s independence.

      Based upon the review and discussions described in this report, the Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 28, 2001 to be filed with the Securities and Exchange Commission.

Respectfully submitted,

Abraham Appel
Daniel J. Carroll, Jr.
Katharine L. Plourde
James D. Watson

Compensation of Directors

      For serving on the Board of Directors, each director of the Company who is not also an employee of the Company is paid $2,000 a month plus $2,500 for each meeting of the Board and Board committees attended (other than meetings by telephone conference call). Each member of the Audit Committee is paid an additional $500 a month, and Mr. Shelley is paid an additional $750 a month for his service on the Executive Committee. The two directors who are Company employees receive no additional compensation for serving as directors.

      The Company and its officers and directors are insured under an insurance policy dated August 1, 2001, with Chubb Group of Insurance Companies (“Chubb”) with respect primarily to liability arising from the performance by officers and directors of their corporate duties. The Company pays the premium, which is $155,001 per year. The Company and its officers and directors are also insured under three excess insurance policies, each dated August 1, 2001, which are with National Union Fire Insurance Company of Pittsburgh, Pennsylvania, Executive Risk Specialty Insurance Company and Chubb with respect to liability arising from the performance by officers and directors of their corporate duties. The total annual premium paid by the Company for these three policies is $140,346.

      Under the Company’s Stock Option Plan for Non-Employee Directors approved by shareholders in 1995 (the “1995 Director Plan”), options were granted automatically each year, on the date of the annual meeting of shareholders, to each member of the Board of Directors who was elected or re-elected at such annual meeting and who was not at that time an employee of the Company or any of its subsidiaries (a “Non-Employee Director”). The exercise price of each option granted under the 1995 Director Plan was the fair market value, on the date of grant, of the shares of Common Stock subject to such option. Each option granted under the 1995 Director Plan becomes exercisable in three substantially equal cumulative installments on each of the first three anniversary dates of the date of grant, and expires on the fifth anniversary of the date of grant. On November 15, 2000, the date of the Company’s 2000 annual meeting, Mr. Carroll and Dr. Watson were each granted, under the 1995 Director Plan, an option to purchase 10,000 shares at an exercise price of $21.2813.

      The Board of Directors, at its July 2001 meeting, voted to adopt a new option plan for Non-Employee Directors (the “2001 Director Plan”), subject to shareholder approval at the annual meeting. If the 2001 Director Plan is approved by shareholders, no further options will be granted under the 1995 Director Plan, including the options which would otherwise have been granted under that Plan on the date of the annual meeting. The 2001 Director Plan is described below under the caption Proposal 3 — Approval of 2001 Stock Option Plan for Non-Employee Directors.

COMPENSATION AND OTHER BENEFITS OF SENIOR MANAGEMENT

      The following table sets forth information concerning the total compensation of the Chief Executive Officer of the Company and the four other executive officers who had the highest individual aggregates of salary and bonus (whether paid in cash or restricted stock units) during the Company’s fiscal year ended July 28, 2001. These five persons are hereinafter referred to collectively as the “Named Executive Officers.”

Summary Compensation Table

						Long-Term
						Compensation

		Annual Compensation				Restricted	Securities	All Other
	Fiscal					Stock	Underlying	Compensa-
Name and Principal Position	Year	Salary(a)	Bonus(b)	Other		Units(c)	Options(#)	tion(d)

Eric Krasnoff	2001	$640,068	$556,859	-0-		$36,214	180,000	$85,958
Chairman and	2000	581,880	581,880	-0-		351,933	—	45,414
Chief Executive Officer	1999	558,532	-0-	$71,638	(e)	444,033	180,000	52,450

Jeremy Hayward-Surry	2001	437,372	285,385	-0-		15,584	75,000	57,628
President	2000	371,644	298,233	-0-		179,161	—	37,153
	1999	382,304	-0-	-0-		227,949	75,000	34,540

John Adamovich	2001	274,040	182,724	-0-		44,371	45,000	27,162
Group Vice President, Chief	2000	260,000	200,200	-0-		112,114	—	13,079
Financial Officer and Treasurer	1999	260,000	-0-	-0-		165,633	45,000	6,519

Donald Stevens	2001	245,828	89,485	-0-		197,050	50,000	32,677
Executive Vice President	2000	163,000	72,800	-0-		251,885	—	23,412
	1999	189,332	-0-	-0-		101,786	35,000	11,969

Samuel Wortham	2001	270,036	148,574	-0-		8,646	35,000	45,314
Group Vice President	2000	237,588	166,312	-0-		58,497	—	37,878
	1999	228,400	-0-	-0-		194,765	35,000	33,116

(a)	The dollar amounts in this column do not include the following amounts of salary which Named Executive Officers elected to receive in the form of restricted stock units under the Management Stock Purchase Plan (the “Management Plan”) as follows: In fiscal 2000, Mr. Hayward-Surry — $26,000, Mr. Adamovich — $26,000 and Mr. Stevens — $45,000, and in fiscal 2001, Mr. Adamovich — $26,000 and Mr. Stevens — $48,048. These amounts are included in the dollar amounts shown in the “Restricted Stock Units” column of the table for the respective fiscal years. (See Compensation Committee Report on Executive Compensation — The Management Stock Purchase Plan for information about the Management Plan.)

(b)	The dollar amounts in this column do not include the following amounts of bonuses which the Named Executive Officers elected to receive in the form of restricted stock units under the Management Plan as follows: In fiscal 1999, Mr. Krasnoff — $296,022, Mr. Hayward-Surry — $151,966, Mr. Adamovich — $110,422, Mr. Stevens — $67,857 and Mr. Wortham — $129,843; in fiscal 2000, Mr. Stevens — $72,800; and in fiscal 2001, Mr. Stevens — $89,485. These amounts are included in the dollar amounts shown in the “Restricted Stock Units” column of the table for the respective fiscal years.

(c)	Each dollar amount in this column for a fiscal year is the sum of (1) the amount shown in footnote (a) of the Named Executive Officer’s salary for the same fiscal year which he elected to receive in the form of restricted stock units under the Management Plan, (2) the amount of his bonus shown in footnote (b) for the same fiscal year which he elected to receive in the form of restricted stock units under the Management Plan, and (3) the aggregate of the dollar values on the dates of grant (based on the closing prices for a share of Common Stock on those dates) of additional restricted stock units awarded to such Named Executive Officer under the Management Plan during the same fiscal year as one-time initial awards, as matching units for units he purchased, and as dividend equivalent units on all restricted stock units outstanding on the payment dates of dividends on the Common Stock. The aggregate number of restricted stock units held by each Named Executive Officer at the Company’s fiscal 2001 year-end (July 28, 2001), and the value of such units (based on the $23.65 closing price of a share of Common

Stock on July 27, 2001) were as follows: Mr. Krasnoff — 55,033 units ($1,301,530); Mr. Hayward-Surry — 23,682 units ($560,079); Mr. Adamovich — 15,828 units ($374,332); Mr. Stevens — 29,282 units ($692,519); and Mr. Wortham — 13,136 units ($310,666).

(d)	Includes amounts which, under regulations of the Securities and Exchange Commission, are deemed to be compensation by reason of interest-free loans made by the Company for the payment of the exercise price of options under the Company’s employee stock option plans (see Indebtedness of Officers and Directors under Stock Option Plans below). Such amounts, computed under rates prescribed by the Internal Revenue Service to determine “imputed interest”, were as follows in fiscal 2001: Mr. Krasnoff — $12,477; Mr. Hayward-Surry — $15,365; Mr. Stevens — $9,242; and Mr. Wortham — $22,253. Also includes employer contributions under the Company’s Profit-Sharing Plan and Supplementary Profit-Sharing Plan, which contributions for fiscal 2001 were as follows: Mr. Krasnoff — $73,481; Mr. Hayward-Surry — $42,263; Mr. Adamovich — $27,162; Mr. Stevens — $23,435; and Mr. Wortham — $23,061.

(e)	Comprised of $48,753 for the cost of legal and accounting services and $22,885 for the provision of a company car.

Options

      The following tables set forth information concerning grants of stock options to, and exercises of stock options by, the Named Executive Officers during fiscal 2001, and the number and value of unexercised options held by each of them at July 28, 2001.

Option Grants in Last Fiscal Year

	Individual Grants
					Potential Realizable Value at
	Number of	Percentage of			Assumed Annual Rates of
	Securities	Total Options			Stock Price Appreciation for
	Underlying	Granted to			Option Term (10 years)
	Options	Employees	Exercise	Expiration
Name	Granted	In Fiscal Year	Price(1)	Date	5%	10%

Eric Krasnoff	180,000	5.1%	$22.09	03/18/11	$2,500,611	$6,337,039
Jeremy Hayward-Surry	75,000	2.1%	22.09	03/18/11	1,041,921	2,640,433
John Adamovich	45,000	1.3%	22.09	03/18/11	625,153	1,584,260
Donald Stevens	50,000	1.4%	22.09	03/18/11	694,614	1,760,289
Samuel T. Wortham	35,000	1.0%	22.09	03/18/11	486,230	1,232,202

(1)	Fair market value of a share of the Company’s Common Stock on the date of grant.

Aggregated Option Exercises in Last Fiscal

Year and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
			Options at Fiscal Year-End		at Fiscal Year-End(1)
	Shares Acquired	Value
Name	on Exercise(#)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Eric Krasnoff	-0-	-0-	225,000	315,000	$902,813	$894,488
Jeremy Hayward-Surry	-0-	-0-	93,750	131,250	379,688	373,875
John Adamovich	-0-	-0-	56,250	78,750	213,047	219,403
Donald Stevens	-0-	-0-	40,000	75,000	164,906	193,781
Samuel T. Wortham	-0-	-0-	40,000	60,000	164,906	170,381

(1)	Value of unexercised options is the difference between the aggregate market value of the underlying shares (based on the closing price on July 27, 2001, which was $23.65 per share) and the aggregate exercise price for such shares.

Contracts with Named Executive Officers

      The Company has employment contracts with each of the Named Executive Officers. Each of these contracts provides for annual base salaries equal to the greater of (i) the base salary for the preceding fiscal year adjusted for the annual change in the consumer price index or (ii) an amount fixed by the Board of Directors (which acts for this purpose by its Compensation Committee, consisting entirely of Non-Employee Directors). The base salaries payable for fiscal 2002, as fixed by the Compensation Committee, are as follows: Mr. Krasnoff — $666,916; Mr. Hayward-Surry — $455,729; Mr. Adamovich — $312,600; Mr. Stevens — $354,309; and Mr. Wortham — $281,340. These contracts also provide for annual incentive bonuses determined by a formula under which a bonus equal in amount to a percentage of base salary becomes payable if the Company’s return on equity (after-tax consolidated net income, as defined, as a percentage of average shareholders’ equity, as defined) exceeds a certain percentage; the bonus increases to reflect increases in return on equity up to a maximum bonus payable when return on equity equals or exceeds a certain percentage. Mr. Wortham’s bonus also includes a component based on the results of operations of the business segment of the Company for which he is responsible. See Compensation Committee Report on Executive Compensation — Annual Incentive Bonuses.

      Each of these five employment contracts is for a term of employment which will continue until terminated by either party on not less than two years’ notice except that, unless the parties agree otherwise, the term of employment ends at age 65. In addition, Mr. Krasnoff has the right to terminate his employment on not less than 30 days’ notice if at any time he no longer has the title, authority and duties of chief executive officer. Under each of these five employment contracts, in the event of a “change of control” of the Company (as defined), the officer has the right to terminate his employment effective immediately or effective on a date specified in his notice of termination that is not more than one year from the date of giving of such notice. Upon any such termination, the officer would be entitled to his salary and bonus compensation prorated to the effective date of termination. In addition, in the event of termination (i) by Mr. Krasnoff because he is no longer chief executive officer or (ii) by Mr. Krasnoff or Mr. Hayward-Surry in the event of a change of control of the Company or (iii) by the Company on notice as described in the first sentence of this paragraph, Mr. Krasnoff would become entitled to two years’ severance pay and Mr. Hayward-Surry would become entitled to one year’s severance pay. The amount of such severance pay would be the sum of the minimum base salary and the maximum incentive bonus in the fiscal year of termination, determined under the contract provisions described in the preceding paragraph. The officer would have the option of either taking such severance pay in installments at the times at which the base salary and incentive bonus would have been paid had his employment not been terminated, or taking a lump sum equal to the present value of such payments at the effective date of the termination of his employment.

      The contracts with Messrs. Krasnoff and Hayward-Surry also provide for an “Annual Contract Pension” beginning at the end of the term of employment except that if the officer is entitled to severance pay as described in the preceding paragraph, the Annual Contract Pension does not commence until the end of the period covered by such severance pay — two years after the end of the term of employment as to Mr. Krasnoff and one year as to Mr. Hayward-Surry. The Annual Contract Pension is for a term of ten years as to Mr. Krasnoff and five years as to Mr. Hayward-Surry and is in an annual amount equal to 60% of “Final Pay” (as defined) less (i) in the case of Mr. Krasnoff, an annual offset in the amount of the maximum pension payable under a qualified pension plan in accordance with §415 of the Internal Revenue Code, currently $140,000 a year; and (ii) in the case of Mr. Hayward-Surry, an annual offset in the amount payable to him annually, as an annuity for his lifetime only, under the Company’s Cash Balance Plan, a qualified pension plan described below under Pension Plans. Final Pay is defined as the average of the officer’s cash compensation (base salary plus incentive compensation and any other bonus payments) for the three years in which his compensation was highest out of the five years preceding the end of his employment with the Company. Based on fiscal years through fiscal 2001, Final Pay would be $1,071,747 as to Mr. Krasnoff and $650,968 as to Mr. Hayward-Surry. After the first year, the Annual Contract Pension is adjusted annually for inflation. The contracts with Messrs. Krasnoff and Hayward-Surry also provide for lifetime medical coverage beginning at the end of the term of employment, similar to what is commonly known as “medigap” coverage; i.e., coverage for expenses in excess of those covered by government-financed medical coverage such as Medicare. Also, at the start of the 30-day period preceding the end of the term of employment under the contracts with Messrs. Krasnoff and Hayward-Surry, the exercisability of any employee stock options that are not yet fully vested is accelerated and such options can be exercised in full during such 30-day period and thereafter until they expire by their terms.

Pension Plans

      The Named Executive Officers are participants in the Pall Corporation Cash Balance Pension Plan (the “Cash Balance Plan”), a defined benefit plan qualified under the Internal Revenue Code. Benefits under the Cash Balance Plan are determined pursuant to a benefit formula under which, at the end of each plan year, each participant’s account is credited with two types of credits: (a) interest credits, equal to the rate of interest on one-year Treasury Securities for the month of June immediately preceding the calendar year in which the participant’s account is to be credited, and (b) for each participant who has 1,000 hours of service with the Company during the year in which his or her account is to be credited, an amount equal to 2.5% to 5% of the participant’s covered compensation, the applicable percentage within that range depending on his or her age and years of service to the Company as of the beginning of the plan year. Participants who have attained age 50 and who have at least 10 years of service with the Company as of August 1, 1999 will receive additional “transition credits” equal to 2% of their compensation each year. Messrs. Hayward-Surry, Stevens and Wortham currently qualify for transition credits. Covered compensation under the Cash Balance Plan is total compensation, including bonuses and overtime but excluding stock options and contributions to all benefit programs. For fiscal 2001, the maximum amount of any participant’s covered compensation which could be taken into account under the Cash Balance Plan for the purpose of computing that participant’s benefits was limited by the Internal Revenue Code to $170,000.

      Under the Company’s Supplementary Pension Plan (which is not a qualified plan under the Internal Revenue Code), additional pension benefits are provided to certain employees, including the Named Executive Officers. The Supplementary Pension Plan provides lifetime pension payments which, when added to primary Social Security benefits and assumed straight life annuity payments from the Cash Balance Plan, will on an annual basis equal 50% of a participant’s “Final Average Compensation,” which is defined as the average of the three highest of the participant’s last five years of cash compensation (salary and bonus). If a participant vested under the Supplementary Pension Plan dies before retirement, his surviving spouse receives a lifetime pension equal to 50% of the straight-life-annuity pension which the participant would have been entitled to receive upon retirement. Currently, Final Average Compensation (based on fiscal years through fiscal 2001) for the Named Executive Officers would be as follows: Mr. Krasnoff — $1,071,747; Mr. Hayward-Surry — $650,968; Mr. Adamovich — $446,462; Mr. Stevens — $363,394; and Mr. Wortham—$393,596.

Benefits Protection Trust

      The Company has established a Benefits Protection Trust to which it makes voluntary contributions to fund, inter alia, the Company’s obligations under the Supplementary Pension Plan and the Supplementary Profit-Sharing Plan (see Compensation Committee Report on Executive Compensation — Supplementary Profit-Sharing and Pension Plans) and the Company’s obligation to pay the Annual Contract Pension provided for under the employment agreements in effect with Messrs. Krasnoff and Hayward-Surry described above. In the event of a “change in control” of the Company (as defined in the trust agreement), the trust fund must thereafter be used to satisfy the abovementioned obligations. The balance in the Benefits Protection Trust at the end of fiscal 2001 was $28,801,699.

Indebtedness of Officers and Directors under Stock Option Plans

      Under the Company’s stock option plans, optionees may elect to make installment payments of the purchase price of the Common Stock upon their exercise of options and thereby become indebted to the Company for unpaid installments. The following table sets forth certain information with respect to all executive officers and directors who were indebted to the Company under the stock option plans in an amount in excess of $60,000 at any time from July 30, 2000, the start of the Company’s 2001 fiscal year, to October 1, 2001. The second column of the table shows the largest amount of indebtedness outstanding during that period by each of such executive officers and directors, and the last column shows the principal amount outstanding as of October 1, 2001. All of the indebtedness shown in the table is non-interest-bearing and payable on demand.

	Amount of Indebtedness

	Largest	October 1, 2001

Charles Grimm	$87,773	—
Jeremy Hayward-Surry	282,972	$282,972
Eric Krasnoff	229,780	229,780
Edwin Martin	46,875	46,875
John Miller	235,083	182,708
Heywood Shelley	121,033	109,533
Donald Stevens	170,198	170,198
James Watson	523,750	523,750
Samuel Wortham	409,813	409,813

Compensation Committee Report on Executive Compensation

      The Company’s compensation program for executive officers consists of four parts:

      1. base salary;

      2. annual incentive bonus;

      3. stock options and other stock-based compensation; and

      4. supplementary profit-sharing and pension plans.

      The program is based on the Company’s overall philosophy of providing a balanced, competitive total compensation package. It is believed that such a program enables the Company to attract and retain highly qualified professionals and to reward sustained corporate performance, with the attendant benefit to shareholders.

Base Salary

      The Company maintains a conservative policy on base salaries. Overall, base salaries are targeted at the median, or 50th percentile, of those paid by comparable technical/engineering oriented industrial companies of similar size (hereinafter referred to as the “market” or “marketplace”). Any significant variation from the median is intended to reflect specific differences in the role and responsibilities of a particular individual, as well as the individual’s job experience and/or performance.

      For the last several years the Company has retained the services of Watson Wyatt Worldwide (“Watson Wyatt”), an independent executive compensation consultant, to evaluate the cash compensation levels of the Company’s executive officers (currently nine U.S.-based and five overseas). Watson Wyatt makes detailed evaluations biennially, in the spring of every second year, utilizing published compensation survey data in assessing the Company’s compensation competitiveness relative to the marketplace. Watson Wyatt determines the marketplace by extracting data cuts from broad-based compensation surveys, including surveys conducted by Watson Wyatt and by other executive compensation consulting firms. These surveys provide data for a broad group of comparable general industry companies and technical/engineering oriented manufacturing companies. The biennial Watson Wyatt report issued in July 2000 was consulted by the Compensation Committee in connection with the fixing of base salaries for fiscal 2001.

      Employment contracts with executive officers call for a minimum annual increase in base salary equal to the June-to-June percentage increase in the consumer price index (the CPI). For fiscal 2001, this minimum mandatory increase was 2.885%, based on the CPI increase from June 1999 to June 2000. With the CPI increase as a floor, the Compensation Committee adjusted base salaries for fiscal 2001, as it does each year, to reflect individual performance for the past year, internal relationships and marketplace practices as shown by data supplied by Watson Wyatt. Base salary increases for fiscal 2001 ranged from 4% to 10% for eight of the 14 executive officers and was 13% for one executive officer. In addition, three executive officers received increases of 12%, 14% and 15% in recognition of increases in the scope of their positions, and two executive officers received increases of 11% and 31% to reflect promotions.

Annual Incentive Bonuses

      The principal means by which total cash compensation of the Company’s executive officers has been tied to its financial performance has been the bonus provisions contained in employment agreements with executive officers (referred to collectively herein as the “Contract Bonus Provisions”). If the Executive Incentive Bonus Plan described below under the caption Proposal 2 is approved by shareholders at the meeting, the Contract Bonus Provisions will be superseded and replaced by the provisions of the Executive Incentive Bonus Plan beginning with fiscal 2002 except that the maximum bonus of each officer as a percentage of base salary and the “Business Segment” bonus provisions described below will continue to be set forth in the officer’s employment agreement.

      The measure of performance applicable to executive officers under the Contract Bonus Provisions is after-tax consolidated net income as a percentage of average shareholders’ equity; i.e., return on equity or “R.O.E.”. The Contract Bonus Provisions specify that in determining average shareholders’ equity, the fixed amount of $3,744,000 is to be utilized as the equity adjustment from foreign currency translation. In addition, the Compensation Committee at its July 2001 meeting concluded that certain items affecting return on equity should be disregarded in determining incentive bonuses for fiscal 2001 because those items had not been taken into account when bonus targets were set before the start of the fiscal year. Those items were (i) the negative effect on net income of foreign currency exchange rates; (ii) the one-time charge taken in the fourth fiscal quarter in large part to reflect expenses resulting from a work force reduction of approximately 420 positions or 4.5% of the Company’s total work force; and (iii) the effect on shareholders’ equity of the substantial unrealized appreciation in value of the Company’s investments.

      The Company had 14 executive officers in fiscal 2001. Bonus awards for each executive officer whose primary responsibilities relate to a particular subsidiary, division or other segment of the overall operations of the Company (a “Business Segment”) are based on two separate measures — (1) Company-wide R.O.E. and (2) results of operations of the appropriate Business Segment. In fiscal 2001, the bonus awards of seven executive officers (including Messrs. Krasnoff, Hayward-Surry, Adamovich and Stevens) were calculated solely on the basis of R.O.E., and the bonus awards of seven executive officers (including Mr. Wortham) were calculated on the basis of both R.O.E. and Business Segment performance.

      The Business Segment component of a bonus is designed to tie an officer’s compensation in part to the performance of the Business Segment for which such officer is responsible. For fiscal 2001 the maximum Business Segment bonus was equal to 42% of base salary for U.S.-based executive officers and 21% of base salary for overseas-based executive officers. Subject to these maximums, the Chief Executive Officer has discretion to determine the amount of the Business Segment component of the incentive bonus for each executive officer having responsibility for a particular Business Segment. In the exercise of that discretion, Mr. Krasnoff establishes annually, for each Business Segment, the dollar amount of profit below which no Business Segment bonus is earned (the bonus threshold) and the dollar amount of profit at which the maximum Business Segment bonus is earned. These dollar amounts are fixed in light of the results of operations of the Business Segment during the preceding fiscal year and the profit projections of that Business Segment for the current year. If the profits achieved exceed the bonus threshold but are less than the amount at which the officer becomes entitled to a maximum bonus, the bonus amount is determined pro rata, on a sliding scale, in the same manner as the R.O.E. bonus component as described in the following paragraph.

      The R.O.E. component of the Contract Bonus Provisions is sensitive to Company-wide performance in that no bonuses are earned thereunder if R.O.E. is below a specified percentage. Under the bonus formula set by the Compensation Committee for fiscal 2001, no bonus was payable unless R.O.E. for fiscal 2001 exceeded 12.5% (the “Bonus Threshold”), and the maximum bonus was payable if R.O.E. equaled or exceeded 18.5% (the “Maximum Bonus Percentage”). If R.O.E. was more than 12.5% but less than 18.5%, the bonus would increase pro rata from zero at R.O.E. of 12.5% to the maximum bonus at R.O.E. of 18.5%. The maximum bonuses for the seven executive officers whose bonus calculation did not include a Business Segment component were 100% of base salary for Mr. Krasnoff, 75% of base salary for Mr. Hayward-Surry, 70% of base salary for Mr. Adamovich, Mr. Stevens and two other executive officers, and 40% of base salary for one executive officer based outside the U.S. Thus, if fiscal 2001 R.O.E. had been 15.5% — the midpoint between the Bonus Threshold and the Maximum Bonus Percentage — a “target” bonus would be payable in the amount of 50% of base salary for Mr. Krasnoff, 37.5% for Mr. Hayward-Surry and 35% for Mr. Adamovich and Mr. Stevens. Prior to the commencement of each fiscal year, the Bonus Threshold and the Maximum Bonus Percentage have been reviewed by the Compensation Committee and set for such fiscal year.

      With respect to the U.S.-based executive officers (including Mr. Wortham) whose fiscal 2001 bonuses were based in part on a Business Segment component, the maximum bonus based on R.O.E. was 28% of base salary and the maximum bonus based on Business Segment performance was 42% of base salary, so that the aggregate maximum bonus of these officers was 70% of base salary. The employment arrangements for fiscal 2001 with the Company’s five executive officers based outside the U.S. provided for aggregate maximum bonuses ranging from 25% to 40% of base salary. In the case of four of these overseas-based officers, the bonus included a Business Segment component, the maximum amount of which was 21% of base salary.

      The bonus formula is structured so that (i) the target bonus award in any given year would result in total cash compensation (base salary plus annual bonus) at the marketplace median, and (ii) the maximum bonus award would result in total cash compensation which approximates the market 75th percentile. Awards for fiscal 2001, which resulted from R.O.E. of 17.7%, were 87% of base salary for Mr. Krasnoff as Chief Executive Officer, 65.25% of base salary for Mr. Hayward-Surry as President, and 60.9% of base salary for Mr. Adamovich as Chief Financial Officer and Mr. Stevens as Executive Vice President. As to each of the three U.S.-based executive officers (including Mr. Wortham) whose bonus for fiscal 2001 included a Business Segment component, his bonus for fiscal 2001 was 24.36% of base salary (the R.O.E. component) plus such additional amount, up to 42% of base salary, as was determined by the Chief Executive Officer in his discretion, as described above. Mr. Wortham’s Business Segment bonus in fiscal 2001 was 30.66% of his base salary.

Stock-Based Compensation

      The stock option plans of the Company and the Management Stock Purchase Plan (the “Management Plan”) are intended to complement the Contract Bonus Provisions and were the means of providing long-term or stock-based incentive compensation to the Company’s executive officers in fiscal 2001. Stock-based compensation provides executive officers with opportunities for capital accumulation, promotes long-term executive retention and, by fostering in executive officers a proprietary interest in the Company, aligns their interests with those of the Company’s shareholders.

Stock Options

      The Compensation Committee may, in its discretion, grant options to purchase shares of Common Stock of the Company to any officer or other employee who, in the judgment of the Committee, is in a position to contribute significantly to the Company’s success. Grants are made at an option price of 100% of the fair market value of the Common Stock on the date of grant. Except for options granted on March 19, 2001, which have a ten-year term, all options currently outstanding have a five-year term and a four-year vesting schedule. The Compensation Committee intends to generally grant ten-year options in the future.

      It has been the Company’s long-standing policy, on the recommendation of Watson Wyatt, to make across-the-board option grants only every other year, with grants during the intervening years only for promotions and new hires. Accordingly, the Company made no option grants to its executive officers in fiscal 2000 except grants of options to purchase an aggregate of 63,000 shares made to three executive officers in connection with their promotions.

      The Compensation Committee determines the number of shares to be covered by options granted to executive officers at each level, e.g., chief executive officer, president, executive vice president, group vice president, etc. With respect to options granted in fiscal 2001, these grant levels were in most cases the same as those in fiscal 1999, which had been based on the recommendations of Watson Wyatt. Option grants to the Named Executive Officers in fiscal 2001 are shown in the Summary Compensation Table above. Grants to other executive officers were in the amounts of 25,000 or 35,000 shares to each of 14 Group Vice Presidents and Senior Vice Presidents and 15,000 shares to one Senior Vice President scheduled to retire at the end of the fiscal year. All of these grants were designed to (1) provide options having a grant value as a multiple of base salary that would approximate the market median for option grants to executive officers in equivalent positions, and (2) provide “total direct compensation” in fiscal 2001 (base salary plus bonus plus the two-year average of the present value of option grants) which would approximate the market 75th percentile in the event that “target” bonuses became payable under the Contract Bonus Provisions. Total direct compensation is the sum of base salary, short-term incentive compensation and the present value of long-term incentive compensation.

      In view of the Company’s policy of granting options every other year, the significance of option grants is better understood by taking an average over a period of years. During the five-year period from the beginning of fiscal 1997 to the end of fiscal 2001, the average per annum option grants to all executive officers as a group (not including special options granted to the chief executive officer of a company acquired by the Company in fiscal 1997) were for 423,600 shares, representing about one-third of one percent (.35%) of the shares of Common Stock outstanding at the end of fiscal 2001.

The Management Stock Purchase Plan

      The purpose of the Management Plan is to encourage key employees of the Company and its subsidiaries to increase their ownership of the Company’s Common Stock. To achieve this purpose, the Management Plan

•	provides key employees with a number of ways to allocate portions of their cash compensation to purchase restricted stock units, each representing the right to receive one share of Common Stock after vesting, and

•	issues additional units to key employees to partially match all units they purchase (“matching units”) and based on the dollar amount of dividends paid on the Common Stock during the vesting period (“dividend equivalent units”).

      The Management Plan is designed to take advantage of provisions of the Internal Revenue Code under which plan participants who are U.S. taxpayers do not realize income for federal income tax purposes when compensation is paid to them in the form of restricted stock units. Instead, a participant realizes taxable income only when his or her units vest (generally after three years under the Management Plan) and when shares of Common Stock are issued to the participant in settlement of his or her vested units. The amount of taxable income is based on the market value of such Common Stock when it is issued to the participant. The Management Plan also allows participants to defer their receipt of Common Stock when their units vest and thereby further defer their realization of income for federal income tax purposes.

      The Compensation Committee believes that the following substantial benefits accrue to the Company from the Management Plan:

•	The Management Plan encourages management personnel to elect to receive all or part of their annual bonuses in the form of restricted stock units, and to acquire additional units through either pre-tax payroll deductions from base salary (up to 50% of base salary) or after-tax lump sum payments. In this way, senior management invests in the future performance of the Company and their interests in the Company are aligned more closely with the proprietary interests of its shareholders.

•	The Management Plan assists senior management in reaching their target ownership levels set in the Company’s Common Stock ownership guidelines (see Common Stock Ownership Guidelines below).

•	Since the value of the units represented by the Company’s grants of matching units and dividend equivalent units, and the benefits of any appreciation during the vesting period in the Common Stock underlying the units, will generally not be assured to the participant unless he or she is still a Company employee on the date three years from the date of issuance of the units, the Management Plan encourages talented management personnel to remain in the employ of the Company or one of its subsidiaries.

      Information concerning restricted stock units issued under the Management Plan to the Named Executive Officers is included in the Summary Compensation Table above.

Common Stock Ownership Guidelines

      The Compensation Committee has established Common Stock ownership guidelines for the Company’s managers and other key employees. The target ownership level is 250% of base salary for the Chairman and Chief Executive Officer, 175% of base salary for the President and 125% of base salary for the other Named Executive Officers. Target ownership levels of Common Stock for other managers and key employees have been established based on annual base salary ranges. The Compensation Committee has set July 31, 2002 as the date for employees to reach 50% of their target ownership levels and July 31, 2003 as the date for them to reach 100% of their target ownership levels. One purpose of the Management Plan is to assist employees in reaching these levels.

Supplementary Profit-Sharing and Pension Plans

      In addition to providing tax-qualified profit-sharing and pension plans for its employees including executive officers, the Company also maintains non-tax-qualified supplementary plans and arrangements for executive officers. The Supplementary Profit-Sharing Plan provides an annual benefit to U.S.-based executives with respect to annual cash compensation in excess of the maximum compensation that, under the Internal Revenue Code, can be taken into account for the Company’s tax-qualified Profit-Sharing Plan. An executive officer’s annual benefit under the Supplementary Profit-Sharing Plan is the product of (1) such excess annual compensation and (2) the ratio, for the year, of the Company’s aggregate contributions under the Profit-Sharing Plan to the aggregate compensation (as limited by the Internal Revenue Code) of all qualified Profit-Sharing Plan participants. Also, the Supplementary Profit-Sharing Plan credits each participant with earnings on his or her account balance based on the investment of an amount equal to the account balance in the Fidelity Asset Manager Fund. The purpose of the Supplementary Profit-Sharing Plan is to provide to executive officers affected by the limitations under the tax-qualified Profit-Sharing Plan a capital accumulation, on a percentage of compensation basis, equal to that provided to other employees of the Company. The Company’s annual contributions to the Profit-Sharing Plan and the Supplementary Profit-Sharing Plan for the benefit of the Named Executive Officers are included in the column “All Other Compensation” in the Summary Compensation Table above.

      The supplementary pension plan arrangements for executive officers are described above under the caption Pension Plans. The purpose of these supplementary arrangements is to assure executives a specified level of retirement benefit over and above what would be payable under the Company’s tax-qualified pension plan.

Discussion of Fiscal 2001 Compensation of the Chief Executive Officer

      Mr. Krasnoff’s base salary for fiscal 2001 was $640,068, representing a 10% increase from his base salary for fiscal 2000, which, in turn, was approximately two percent less than the market median rate as of August 2000 for chief executive officers of comparable companies as determined by Watson Wyatt. Mr. Krasnoff had received salary increases of 4% in fiscal 1999 and fiscal 2000. As in prior years, based on Watson Wyatt’s recommendation, Mr. Krasnoff’s maximum annual incentive bonus for fiscal 2001 was 100% of base salary; by reason of fiscal 2001 R.O.E. of 17.7% (computed as described above under Annual Incentive Bonuses), Mr. Krasnoff became entitled to a bonus of 87% of his base salary for that year. He also received an option in fiscal 2001 to purchase 180,000 shares of Common Stock.

      The factors and criteria upon which the Chief Executive Officer’s compensation was based, including the relationship of the Company’s performance to his compensation for fiscal 2001, are set forth in the preceding sections of this Report and are applicable to the total compensation package of the Chief Executive Officer as well as other executive officers.

Policy Regarding $1,000,000 Limit on Deductible Compensation

      The Internal Revenue Code limits the deductibility for federal income tax purposes of executive compensation paid by public companies to their senior officers. Under §162(m) of the Code, the Company is not permitted to deduct compensation of a Named Executive Officer (the Chief Executive Officer and the four other most highly paid executive officers) in excess of $1,000,000 for any fiscal year except to the extent that the compensation in excess of that amount meets the statutory definition of “performance-based compensation.”

      In light of §162(m), the Company’s Stock Option Plans adopted since the enactment of that provision of the Code have been structured so that gains on options granted thereunder meet the statutory definition of “performance-based compensation,” so that stock option gains are not included in compensation subject to the $1,000,000 limit on deductibility. In part as a result of this measure taken to avoid any loss of deductibility, coupled with the Company’s compensation policy described above in this Report, from the enactment of §162(m) in 1993 through fiscal 2000 the Company did not lose any tax deductions by reason of the $1,000,000 limit on deductible executive compensation imposed by that Code section.

      For fiscal 2001, however, a portion of Mr. Krasnoff’s compensation, as determined for purposes of §162(m), exceeded the deductibility threshold of that Code provision; the resulting tax cost to the Company was approximately $82,000. To avoid such a result in future, the Board of Directors, acting by its Compensation Committee, has adopted the Executive Incentive Bonus Plan, subject to shareholder approval (see Proposal 2 — Approval of Executive Incentive Bonus Plan below). The purpose of that Plan is to qualify incentive bonuses of Named Executive Officers, beginning with fiscal 2002, as “performance-based compensation” exempt from the tax deductibility limitation of §162(m).

      The Committee intends to continue to pursue a strategy of maximizing the deductibility of the compensation paid to the Company’s executive officers. However, the Committee retains the flexibility to provide compensation to any executive officer in an amount that may exceed the limit for tax deductibility under Code §162(m) whenever the Committee believes that payment of such compensation furthers the goals of the Company’s executive compensation program, or is otherwise in the best interests of the Company and its shareholders.

Summary

      The Compensation Committee believes that the total compensation for fiscal 2001 of Mr. Krasnoff and the other executive officers of the Company was fair both to them and to the Company and its shareholders. The Committee bases this conclusion on the following factors:

1. target cash compensation levels approximate the marketplace median and rise above that level only when Company performance warrants;

2. the grant of stock options and restricted stock units has been judicious; and

3. the compensation program has enabled the Company to retain and attract top executive talent.

Respectfully submitted,

Abraham Appel
Daniel J. Carroll, Jr.
Ulric Haynes, Jr.
Edwin W. Martin, Jr.

Performance Graph

      The following graph compares the annual change in the cumulative total return on the Company’s Common Stock during the Company’s last five fiscal years with the annual change in the cumulative total return of the Standard & Poor’s Composite-500 Index and the Standard & Poor’s Manufacturing-Diversified Industries Index (which includes the Company). The graph assumes an investment of $100 on August 3, 1996 (the last day of the Company’s 1996 fiscal year) and that all dividends have been reinvested.

CUMULATIVE TOTAL RETURN

Based upon an initial investment of $100 on August 3, 1996
with dividends reinvested

	3-Aug-96	2-Aug-97	1-Aug-98	31-Jul-99	29-Jul-00	28-Jul-01

Pall Corp.	$100	$103	$96	$92	$93	$109
S&P 500	$100	$146	$175	$211	$228	$196
S&P Manufacturing (Diversified)	$100	$151	$150	$209	$199	$226

PROPOSAL 2

APPROVAL OF EXECUTIVE INCENTIVE BONUS PLAN

      The shareholders will be asked at the meeting to vote on a proposal to approve the Pall Corporation Executive Incentive Bonus Plan (the “Bonus Plan” or the “Plan”). On July 17, 2001 the Plan was adopted by the Compensation Committee of the Board of Directors, subject to shareholder approval. A copy of the Plan will be furnished to any shareholder upon written request to Diane Foster at the address or fax number given under the caption Annual Reports below.

      The impetus for the Bonus Plan is §162(m) of the Internal Revenue Code (the “Code”), which provides that compensation of a Named Executive Officer (the chief executive officer and the next four most highly compensated officers) is not deductible by a corporation for federal income tax purposes to the extent that such officer’s compensation exceeds $1 million for any fiscal year. However, “performance-based compensation” that meets certain requirements of §162(m) and the regulations thereunder is exempt from the $1 million limitation on deductibility for tax purposes.

      The Company has for many years had cash bonus arrangements with its officers tied to the Company’s performance. Those arrangements have been contained in employment agreements with the officers and are described above under the caption Compensation Committee Report on Executive Compensation — Annual Incentive Bonuses. These bonuses were in fact performance-based but failed to meet the requirements for exemption from the §162(m) limitation because they had not been approved by the Company’s shareholders (there being no requirement for such approval aside from §162(m)). Prior to fiscal 2001, the Company had not lost any tax deduction by reason of §162(m) but a portion of the fiscal 2001 compensation of the Chief Executive Officer did exceed the statutory threshold — see Compensation Committee Report on Executive Compensation — Policy Regarding $1,000,000 Limit on Deductible Compensation above. The Bonus Plan being submitted to shareholders for approval at the meeting is designed to meet all of the requirements of §162(m) so that incentive bonuses paid to Named Executive Officers in fiscal 2002 and future years will qualify as performance-based compensation under that Code provision.

      The Bonus Plan will cover those senior officers of the Company who have employment agreements with the Company which provide that the officer is eligible to receive annual bonuses under the Bonus Plan. Initially, there will be nine officers participating in the Bonus Plan, consisting of the Company’s Chairman and Chief Executive Officer, President, Chief Financial Officer, one Executive Vice President, two Group Vice Presidents and three Senior Vice Presidents who are members of the Company’s Operating Committee. It is expected that, in future, officers who, by reason of promotions or new hires, enter one of the categories just enumerated will become eligible to receive annual bonuses under the Bonus Plan. Inasmuch as the purpose of the Plan is to avoid the loss of tax deductions under Code §162(m), it is expected that only those officers who are or may be Named Executive Officers (and who are employees of the Company rather than one of its foreign subsidiaries) will become participants in the Plan.

      Officers eligible under the Bonus Plan are hereinafter called “executives.” The first element in determining the amount of the bonus payable to an executive for a fiscal year under the Bonus Plan is the executive’s “Target Bonus Percentage”, which is the maximum bonus payable to the executive for the year, expressed as a percentage of the executive’s base salary, such percentage being specified in the executive’s employment agreement. With respect to the nine executives who will be the initial participants in the Bonus Plan, the Target Bonus Percentages are 100% for the Chief Executive Officer, 75% for the President and 70% for the Chief Financial Officer, the Executive Vice President, Group Vice Presidents and Senior Vice Presidents. However, in the case of executives who are in charge of a segment of the Company’s business, their Target Bonus Percentage for the purpose of the Bonus Plan is 28% of Base Salary. These executives may become entitled to an additional “Business Segment” bonus of up to 42% of base salary. See Compensation Committee Report on Executive Compensation — Annual Incentive Bonuses for information about Business Segment bonuses, which will not be determinable in amount or payable under the Bonus Plan. Among the current Named Executive Officers, only Mr. Wortham has a Business Segment bonus.

      Base salaries of executives participating in the Bonus Plan are fixed annually by the Compensation Committee. The base salaries for fiscal 2002 of the five Named Executive Officers are set forth above under the caption Contracts with Named Executive Officers. Employment agreements with executives may be amended or replaced from time to time with the approval of the Compensation Committee. Thus, both the amount of annual base salaries and any amendments to employment agreements, including Target Bonus Percentages therein, require approval of the Compensation Committee, which consists entirely of outside directors (Non-Employee Directors) but do not require shareholder approval. However, the Bonus Plan provides that the amount of the bonus otherwise payable under the Plan to any executive for any fiscal year may not exceed the lesser of $1.0 million or 100% of the executive’s base salary for the year.

      The next element for determination of bonus amounts under the Plan is the establishment for each fiscal year of a “Minimum R.O.E. Target” and a “Maximum R.O.E. Target”. These target percentages must be fixed by the Compensation Committee prior to the first day of the fiscal year or within such period of time thereafter as is permitted under the I.R.S. regulations issued under §162(m) of the Code; the regulations presently in effect require that the basic elements of a bonus formula be fixed not later than the date 90 days after the start of a fiscal year. The Minimum R.O.E. Target for a fiscal year means the “Return On Equity” (as defined below) that must be exceeded in order for any bonus to be paid to any executive for that year. The Maximum R.O.E. Target means the Return On Equity that must be achieved in order for the executive to receive a bonus based on his Target Bonus Percentage (the maximum bonus, as a percentage of base salary, as specified in his employment agreement).

      (On July 17, 2001 the Compensation Committee, after adopting the Bonus Plan subject to shareholder approval, fixed the Minimum R.O.E. Target for fiscal 2002 at 12.5% and fixed the Maximum R.O.E. Target for fiscal 2002 at 17.5%. If Return On Equity is more than the Minimum R.O.E. Target and less than the Maximum R.O.E. Target, the bonus amount would be a pro rata amount of the executive’s Target Bonus Percentage. For example, if Return On Equity for fiscal 2002 was 15% (the mid-point between the Minimum and Maximum R.O.E. Targets for the year) and the executive’s Target Bonus Percentage (i.e., his maximum bonus as a percentage of base salary) was 70%, his actual bonus for that year would be 35% of base salary.)

      Return On Equity means the percentage determined by dividing “Net Earnings” for the year by “Average Equity” for the year. Net Earnings is defined to mean, for any fiscal year, the after-tax consolidated net earnings of the Company and its subsidiaries as certified by the Company’s auditors for inclusion in the annual report to shareholders (the “Annual Report”), adjusted to eliminate the effects of any decreases in or charges to earnings for (a) the effect of foreign currency exchange rates; (b) any acquisitions, divestitures, discontinuance of business operations, restructuring or any other special charges; (c) the cumulative effect of any accounting changes; and (d) any “extraordinary items” as determined under generally accepted accounting principles, to the extent that such decreases or charges referred to in clauses (a) through (d) of this paragraph are separately disclosed in the Annual Report for the year.

      Average Equity for any fiscal year means the average of shareholders’ equity as shown in the Annual Report in the fiscal year-end consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and as of the end of the immediately preceding fiscal year, except that the amounts shown on those balance sheets as “Accumulated other comprehensive” income or loss, as the case may be, shall be disregarded.

      The Compensation Committee may, in its discretion, reduce the amount of the bonus otherwise payable to any executive in accordance with the formula described in the preceding paragraphs (i) to reflect any decreases in or charges to earnings that were not taken into account in determining Net Earnings for the year pursuant to clause (a), (b), (c) or (d) contained in the definition of Net Earnings (set forth above); (ii) to reflect any credits to earnings for extraordinary items of income or gain that were taken into account in determining Net Earnings for the year; (iii) to reflect the Committee’s evaluation of the executive’s individual performance; or (iv) to reflect any other events, circumstances or factors that the Committee believes to be appropriate in determining the amount of the bonus to be paid to that executive for the year.

      The Committee may, in its discretion, increase the amount of the bonus otherwise payable to any executive who is not a Named Executive Officer to reflect the Committee’s evaluation of the executive’s individual performance, or to reflect such other circumstances or factors as the Committee believes to be appropriate in determining the amount of the bonus to be paid to that executive for the year. The Committee does not, however, have discretion to increase the amount of the bonus payable to any Named Executive Officer above the amount of bonus determined in accordance with the formula described above, including the Minimum R.O.E. Target and Maximum R.O.E. Target percentages fixed by the Committee at the beginning of the fiscal year.

      Bonuses payable under the Bonus Plan are paid 50% on a date in August following the close of the fiscal year and the remaining 50% not later than the following January 15th. The Committee fixes the date of the first 50% payment, except that with respect to the Named Executive Officers, no part of the Bonus may be paid until the Committee has certified in writing that all conditions for the payment of the bonus to the Named Executive Officers have been satisfied so that the bonus to be paid to each of them does not exceed the maximum allowable bonus computed under the formula set forth in the Bonus Plan and described above.

      Upon the occurrence of a “Change in Control”, the amount of the bonus payable to any executive for the fiscal year in which a Change in Control occurs and in subsequent fiscal years of the term of employment under his employment agreement shall be at least equal to the Target Bonus Percentage of the executive’s base salary for such year, appropriately prorated for any partial fiscal year. A “Change in Control” means the occurrence of any of the following:

•	the tenth day after the first date of public announcement that any person has become an “Acquiring Person,” meaning in general any person who or which, together with all such person’s affiliates and associates, is the beneficial owner of 20% or more of the Company’s Common Stock; or

•	the tenth business day (or such later date as may be determined by the Company’s Board of Directors prior to such time as any person becomes an Acquiring Person) after either the date on which any person (other than the Company, any subsidiary of the Company or any employee benefit plan of the Company or any of its subsidiaries) commences a tender or exchange offer, or the date of the first public announcement that any such person intends to commence a tender or exchange offer, the consummation of which in either case would result in any person becoming the beneficial owner of shares of Common Stock aggregating 20% or more of the shares of Common Stock then outstanding; or

•	during any time when there is an Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or recapitalization or reorganization of the Company or other transaction or series of transactions involving the Company which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its subsidiaries beneficially owned by any Acquiring Person or any affiliate or associate of an Acquiring Person; or

•	(1) the Company shall consolidate with, or merge with and into, any other person, or (2) any person shall consolidate with, or merge with and into, the Company, and in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other person, or cash or any other property, or (3) the Company or one or more of its subsidiaries shall sell or otherwise transfer, in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its subsidiaries taken as a whole to any other person other than the Company or one or more of its wholly-owned subsidiaries; or

•	the number of duly elected and qualified directors of the Company who were not either elected by the Company’s Board of Directors or nominated by the Board of Directors (which may act by its Nominating Committee) for election by the shareholders will equal or exceed one-third of the total number of directors of the Company as fixed by its by-laws.

      However, a Change in Control will not occur, and no rights arising pursuant to the Bonus Plan upon a Change in Control will exist, to the extent that the Board of Directors of the Company so determines by resolution adopted prior to the Change in Control. Any such resolution may be rescinded or countermanded by the Board at any time, in which event the Change in Control will be deemed to have occurred.

      The amounts of the bonuses payable to the executives participating in the Bonus Plan in fiscal 2002 and future years is not determinable at this time, such amounts being dependent, inter alia, on future financial results. If the Bonus Plan had been in effect for fiscal 2001, the maximum bonus amounts payable to the five Named Executive Officers individually, and to the nine executive officers who are the only participants in the Bonus Plan in fiscal 2002 as a group (the “Executive Group”), are shown in the following table and can be compared with the bonuses actually paid to the Named Executive Officers for fiscal 2001 set forth in the Summary Compensation Table above. Had the Bonus Plan been in effect for fiscal 2001, no other current officers or employees of the Company or its subsidiaries would have been participants in the Bonus Plan. Non-Employee Directors will not be eligible for participation in the Bonus Plan at any time.

Name and Position	Maximum Bonus*

Eric Krasnoff	$608,065
Chairman and Chief Executive Officer
Jeremy Hayward-Surry	$311,628
President
John Adamovich	$199,527
Group Vice President, Chief Financial Officer & Treasurer
Donald Stevens	$195,428
Executive Vice President
Samuel Wortham	$154,623
Group Vice President
Executive Group	$2,015,974

*	Participants in the Bonus Plan will continue to have the option to receive a portion of their bonus in the form of restricted stock units under the Management Stock Purchase Plan.

      Approval of the Executive Incentive Bonus Plan requires that a majority of the votes cast at the meeting on this Proposal are cast in favor of the Proposal. An abstention does not count as a vote cast. Brokers who hold shares of Common Stock as nominees will have discretionary authority to vote such shares if they have not received voting instructions from the beneficial owners by the tenth day before the meeting, provided that this Proxy Statement is transmitted to the beneficial owners at least 15 days before the meeting.

      If adoption of the Bonus Plan is approved by shareholders in accordance with the preceding paragraph, the existing employment agreements between the Company and the executives who will be eligible for a bonus under the Bonus Plan with respect to fiscal 2002 will be amended or replaced so that such employment agreements will no longer contain formula bonus provisions (other than the Target Bonus Percentage, i.e., the maximum bonus expressed as a percentage of base salary) and will instead refer to the rights of the executive under the Bonus Plan. If adoption of the Bonus Plan is not approved by shareholders, the Bonus Plan will not go into effect and the existing employment agreements will not be amended as just described. In that event, any bonuses that may become payable under the existing employment agreements will not qualify as “performance-based compensation” exempt from the limit on deductibility for tax purposes under Internal Revenue Code §162(m).

      The Bonus Plan will remain in effect indefinitely unless suspended or terminated by the Board of Directors. However, in order for bonuses under the Plan to continue to qualify as exempt compensation under Code §162(m) for fiscal years after fiscal 2006, the Plan must be resubmitted to shareholders for approval at that time.

The Board recommends a vote FOR Approval of the Pall Corporation Executive Incentive Bonus Plan.

PROPOSAL 3

APPROVAL OF 2001 STOCK OPTION PLAN

FOR NON-EMPLOYEE DIRECTORS

      The shareholders will be asked at the meeting to vote on a Proposal to approve the Pall Corporation 2001 Stock Option Plan for Non-Employee Directors (the “Director Plan”). On July 17, 2001, the Director Plan was adopted by the Board of Directors, subject to shareholder approval.

      The Director Plan provides for the issuance of options to purchase a maximum aggregate of 400,000 shares of the Company’s Common Stock, subject to adjustment for stock splits and other capital adjustments. Options under the Director Plan will be granted automatically, in January of every second year beginning in 2002, to each member of the Board of Directors who is not at that time an employee of the Company or any of its subsidiaries (a “Non-Employee Director”). In addition, a person who is elected a Non-Employee Director by shareholders for the first time in an even-numbered year will be given an initial option grant in the following January even though it falls in an odd-numbered year. (See Eligibility and Grant of Options below). There are currently ten Non-Employee Directors.

      The purpose of the Director Plan is to secure for the Company and its shareholders the benefits of the incentive inherent in increased Common Stock ownership by Non-Employee Directors. The Director Plan also is designed to be competitive with the director compensation programs of other corporations comparable to the Company, and to respond to the trend in recent years toward increasing the non-cash incentive components of director compensation. A copy of the Director Plan will be furnished to any shareholder upon request made to Diane Foster at the address or fax number given under the caption Annual Reports below.

      The affirmative vote of the holders of a majority of the votes duly cast at the meeting on this Proposal is required for the approval of the Director Plan, provided that the total vote cast on the Proposal represents over 50% in interest of all shares entitled to vote. Thus, a shareholder who does not vote at the meeting (by proxy or in person) will not affect the outcome of the vote so long as at least 50% of the outstanding shares of Common Stock are voted on the Proposal. A shareholder who marks his proxy or ballot “abstain” on this Proposal will be deemed to have cast a negative vote. Brokers who hold shares of Common Stock as nominees will have discretionary authority to vote such shares if they have not received voting instructions from the beneficial owners by the tenth day before the meeting, provided that this Proxy Statement is transmitted to the beneficial owners at least 15 days before the meeting.

      If the Director Plan is approved at the meeting, no further options will be granted under the Company’s existing Stock Option Plan for Non-Employee Directors, which was approved by shareholders in 1995. At the record date for the meeting, options on 126,667 shares, at exercise prices ranging from $21.28 to $26.75 per share, were outstanding under the 1995 Plan and will remain outstanding in accordance with their terms.

The Board recommends a vote FOR approval of the Pall Corporation 2001 Stock Option Plan for Non-Employee Directors.

Administration of the Director Plan

      The Director Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee will have the authority (within the limitations described in the Director Plan) to construe the Director Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Director Plan as the Committee may deem desirable. However, the full Board of Directors will have the sole power and authority (within the limits described in the Director Plan) to prescribe the form of option agreement to evidence options granted under the Director Plan.

Securities Subject to the Director Plan

      Up to 400,000 shares of Common Stock may be issued pursuant to the Director Plan. In the event of stock splits, stock dividends, combinations, exchanges of shares or similar capital adjustments involving the Common Stock, the Board of Directors will make appropriate adjustments in the number and kind of shares subject to the Director Plan and each outstanding option thereunder, and the option price per share under each outstanding option. If any option expires without having been fully exercised, the shares with respect to which such option has not been exercised will be available for further options. The number of shares issuable under the Director Plan represents about one-third of one percent (.33%) of the number of shares of Common Stock outstanding on the record date for the meeting. Options covering these shares will be granted over a period of six years or more, depending on Board turnover. See Eligibility and Grants of Options below.

Eligibility and Grants of Options

      The Director Plan is a formula-type option plan under which the timing and amount of option grants and the exercise prices thereunder are fixed and automatic and not subject to the discretion of any person. Subject to the approval of the Director Plan by shareholders at the meeting, options will be granted under the Director Plan once every other year, beginning in 2002, on the “Granting Date,” which will be the first New York Stock Exchange trading date to occur on or after January 5. In addition, options will be granted in January of odd-numbered years to only those directors, if any, who were elected as directors by shareholders for the first time at the preceding year’s annual meeting. Non-Employee Directors will automatically, and without any action by the Board or the Committee, be granted options as follows:

•	On each Granting Date, each Non-Employee Director who was elected a director for the first time by shareholders at the immediately preceding annual meeting of shareholders (disregarding any previous election of such person by the Board) will be granted an initial option to purchase 12,000 shares.

•	On the Granting Date in 2002 and in every second year thereafter (2004, 2006, etc.), each person who is a Non-Employee Director on such Granting Date, and who is not entitled to an initial 12,000 share option grant on that Granting Date as described above, will be granted an option to purchase 7,500 shares.

If at the meeting the shareholders approve the Director Plan and elect the Board’s nominees for director, then on January 7, 2002 (the Granting Date in 2002) an initial option to purchase 12,000 shares of Common Stock will be granted to Mr. Travaglianti and options to purchase 7,500 shares will be granted to each of the following eight Non-Employee Directors currently in office who is a Non-Employee Director on January 7, 2002: Abraham Appel, Daniel J. Carroll, Jr., John H.F. Haskell, Jr., Ulric Haynes, Jr., Edwin W. Martin, Jr., Katharine L. Plourde, Heywood Shelley and James D. Watson. Thus, options to purchase an aggregate of 72,000 shares of Common Stock will be granted on January 7, 2002 under the Director Plan if it is approved by shareholders. The number of shares outstanding on the record date for the meeting is shown above under the caption Voting.

Terms and Conditions of Options

      The exercise price of each option granted under the Director Plan will be the Fair Market Value on the date of grant of the shares of Common Stock subject to such option. “Fair Market Value” per share on any date will be the mean between the high and the low sales prices of a share of the Common Stock on such date for New York Stock Exchange composite transactions. On October 1, 2001, the mean between the high and low sales prices of a share of Common Stock for New York Stock Exchange composite transactions was $19.35.

      No part of an option may be exercised before the first anniversary or after the tenth anniversary of the date of grant. Each option granted under the Director Plan will become exercisable (vest) in four equal cumulative installments on each of the first four anniversary dates of the date of grant.

      No option is transferable by the optionee except by will or by the laws of descent and distribution, and an option may not be exercised during the optionee’s lifetime by anyone other than the optionee or any guardian or other legal representative appointed for an optionee, except that an option may be transferred to any “family member” of the optionee, as defined in Form S-8 promulgated by the Securities and Exchange Commission under the Securities Act of 1933.

      If an option granted under the Director Plan has not been fully exercised and is outstanding at the time of the optionee’s death, the optionee’s estate or any person who has acquired the right to exercise the option by reason of the optionee’s death or by transfer during the optionee’s lifetime to a “family member” may, until the date one year after the date of the optionee’s death (or if sooner, the tenth anniversary of the date of grant), exercise the option to the extent that it was exercisable at the time of the optionee’s death.

      If an optionee ceases to be a member of the Board of Directors for any reason other than death or removal from the Board for cause in accordance with law, the option will thereafter be exercisable until the date one year after the date on which the optionee ceases to be a member of the Board (or if sooner, the tenth anniversary of the date of grant) to the extent that the option was exercisable at the time that the optionee ceased to be a member of the Board. However, notwithstanding the immediately preceding sentence, if at the time that an optionee ceases to be a member of the Board, he or she has been a member of the Board for at least two full three-year terms, the option will continue to vest on the anniversary dates of the date of grant and may be exercised until the tenth anniversary of the date of grant, subject to the provisions of the immediately preceding paragraph if the optionee dies prior to the tenth anniversary.

Payment of Exercise Price

      A person exercising an option under the Director Plan must make full cash payment of the exercise price of the shares being acquired, or may have the right to pay the exercise price (a) by means of a stock-for-stock exercise, and/or (b) on an installment payment basis.

  Stock-for-Stock Exercise

      The person exercising an option under the Director Plan may elect to pay the exercise price by delivering to the Company shares of Common Stock having a total Fair Market Value at the time of exercise equal to the option exercise price, or a combination of cash and shares having a total Fair Market Value equal to the exercise price. Only shares which have been beneficially owned by an optionee for at least six months may be delivered in payment of the exercise price.

  Installment Payment Provisions

      The exercise price of an option granted under the Director Plan may also be paid in cash installments if the person exercising the option is the original optionee and is a member of the Board of Directors at the time of exercise. The installments payable will be the minimum amounts required to be paid by Regulation U of the Board of Governors of the Federal Reserve System as in effect as of the date of exercise of the option, or such greater installment payments as the Board of Directors may prescribe. Regulation U requires that, at the time of exercise, an optionee must make a cash payment so that the amount owed on account of the option exercise price does not exceed the “maximum loan value” of the shares acquired upon exercise of the options. Maximum loan value is 50% of the closing sale price of the Common Stock on the business day preceding the option exercise date.

      The optionee will not have to pay interest to the Company on the unpaid balance of the purchase price. (However, see Federal Income Tax Consequences below for a discussion of the tax consequences of paying the exercise price in non-interest-bearing installments.) The unpaid balance of the purchase price will be immediately payable in full upon demand made by the Company to the optionee, or, if the optionee has died, to the legal representatives of his or her estate or the successor owner of the stock (collectively, “Optionee’s Successors”). It will be the Committee’s initial policy under the Director Plan to demand payment no later than the date five years and nine months after the date of exercise of the option.

      If an optionee elects to pay the exercise price in installments, the shares for which the option is exercised will be issued to and registered in the name of the optionee but will be endorsed by the optionee in blank and held by the Company as collateral security for the unpaid balance of the exercise price. Neither the optionee nor the Optionee’s Successors will be permitted to sell, withdraw, pledge or otherwise dispose of all or any part of such collateral except at a time when such sale, withdrawal, pledge or other disposition is permitted by Regulation U. If so permitted, the optionee and/or the Optionee’s Successors will have the right at any time and from time to time to withdraw part or all of the shares from the collateral so held by the Company upon payment of the unpaid balance of the exercise price of the shares withdrawn.

      If the optionee or the Optionee’s Successors default in making any payment of the exercise price when due, the Company will have, with respect to the shares held as collateral, all of the rights of a secured party under the New York Uniform Commercial Code. In addition, the Company will have the right, but not the obligation, to give written notice to the optionee or the Optionee’s Successors that if such defaulted payment is not received by the Company by the payment date specified in such notice, which date may be not less than 21 days after the date of giving of such notice, (a) the Company will have the right to retain and cancel the shares held as collateral, crediting against the payment due the Fair Market Value of such shares on the payment date specified in such notice, and (b) the optionee and the Optionee’s Successors will be and remain liable for any balance due after such crediting.

      The optionee and the Optionee’s Successors will be entitled, from the date of exercise of the option, to all of the rights of a shareholder, including the right to vote the shares and (subject to the rights of the Company in the event of a payment default) to receive and retain all dividends paid thereon.

Change in Control

      If a “Change in Control” occurs, options outstanding under the Director Plan on the date of the Change in Control will become exercisable in full on that date (that is, to the extent that any option or portion thereof is not yet exercisable, the right to exercise such option in full will be accelerated). The definition of “Change in Control” for the purpose of the Director Plan is identical with the definition set forth above under Approval of Executive Incentive Bonus Plan — Change in Control.

Federal Income Tax Consequences

      Options granted under the Director Plan will not qualify as “incentive stock options” as defined in Section 422 of the Internal Revenue Code. The recipient of an option under the Director Plan will not realize any taxable income upon the grant of the option. Upon exercise of such option, the optionee will realize ordinary income in an amount generally measured by the excess, if any, of the fair market value of the shares on the date of exercise over the option exercise price. The Company will be entitled to a deduction in the same amount as the ordinary income realized by the optionee. Upon the sale of such shares, the optionee will realize short-term or long-term capital gain or loss, depending upon the length of time the shares are held. Such gain or loss will be measured by the difference between the sale price of the shares and the fair market value of the shares on the date of exercise.

      The payment of the option exercise price by delivery of Common Stock of the Company would be treated as a non-taxable exchange of such Common Stock by the optionee. The optionee’s tax basis and holding period for the Common Stock exchanged will carry over to the same number of shares received. The balance of the shares received will have a new holding period and tax basis equal to their fair market value. The tax consequences to the Company resulting from the payment of the option exercise price by the delivery of Common Stock will not be different from such consequences when payment is made in cash as described above.

      An optionee who elects to pay the option exercise price in installments is not required to pay interest on the unpaid balance but will be deemed to have received taxable income for federal income tax purposes in an amount equal to the interest foregone by the Company, except that no interest is imputed if the total amount of an optionee’s indebtedness outstanding under all loans from the Company does not exceed $10,000. The amount of such “imputed interest” will be determined on the basis of the federal short-term rate as in effect from time to time. An optionee who elects to itemize deductions on his or her federal income tax return (and on state tax returns in states which conform to the federal law in this regard) will be entitled to deduct the amount of the imputed interest as “investment interest” deductible to the extent of the optionee’s investment income.

Amendment and Termination of the Director Plan

      The Director Plan may be amended at any time and from time to time by the Board of Directors as it may deem advisable. However, the Board may not, without approval by the shareholders of the Company, increase the maximum number of shares of Common Stock issuable upon the exercise of options granted under the Director Plan. The Director Plan will terminate upon the adoption of a resolution of the Board terminating it or, if earlier, on a Granting Date if at that time the number of shares remaining available for the grant of options under the Director Plan is not sufficient for the making of the grants required by the Director Plan to be made on such Granting Date. Neither termination nor any amendment of the Director Plan may alter or impair any of the rights or obligations of any person, without his or her consent, under any option theretofore granted pursuant to the Director Plan.

BENEFICIAL OWNERSHIP OF COMMON STOCK

      The following table sets forth information as of September 27, 2001 (the record date for the meeting) with respect to beneficial ownership of Common Stock by (a) each shareholder who, to the Company’s knowledge, is the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each director of the Company and nominee for election as a director, (c) each Named Executive Officer included in the Summary Compensation Table above, and (d) all directors and executive officers of the Company as a group. The percentages in the last column are based on the number of shares outstanding on the record date. In each case, except as otherwise indicated in the footnotes to the table, the shares shown in the second column are owned directly by the individual or members of the group named in the first column and such individual or group members have sole voting and dispositive power with respect to the shares shown. For purposes of this table, beneficial ownership is determined in accordance with the federal securities laws and regulations; inclusion in the table of shares not owned directly by the named director or executive officer does not constitute an admission that such shares are beneficially owned by the director or officer for any other purpose.

	Shares of
	Common Stock
	Beneficially		Percent
Name of Beneficial Owner	Owned*		of Class**

T. Rowe Price Associates, Inc	8,973,720	(a)	7.3
100 East Pratt Street Baltimore, Maryland 21201
Capital Research and Management Company	8,503,200	(b)	6.9
333 South Hope Street, 55th floor Los Angeles, California 90071
Wellington Management Company, LLP	8,434,670	(c)	6.9
75 State Street Boston, Massachusetts 02109
John Adamovich	57,250	(d)
Abraham Appel	2,785,356	(e)	2.3
Daniel J. Carroll, Jr	17,222
John H.F. Haskell, Jr	26,000
Ulric Haynes, Jr	16,667
Jeremy Hayward-Surry	150,504	(f)	0.1
Eric Krasnoff	333,850	(g)	0.3
Edwin W. Martin, Jr	20,999
Katharine L. Plourde	11,000
Heywood Shelley	20,000	(f)
Alan B. Slifka***	39,996
Edward L. Snyder	-0-	(h)
Donald Stevens	70,696
Edward Travaglianti	-0-

	Shares of
	Common Stock
	Beneficially	Percent
Name of Beneficial Owner	Owned*	of Class**

James D. Watson	63,633
Samuel T. Wortham	79,768
24 directors and executive officers of the Company as a group	4,027,556	3.2

*	Includes shares covered by stock options currently exercisable or becoming exercisable within 60 days of October 1, 2001 as follows: Mr. Adamovich — 56,250 shares; Mr. Appel — 16,667 shares; Mr. Carroll — 12,222 shares; Mr. Haskell — 20,000 shares; Mr. Haynes — 16,667 shares; Mr. Hayward-Surry — 112,500 shares; Mr. Krasnoff — 255,000; Dr. Martin — 16,667 shares; Ms. Plourde — 10,000 shares; Mr. Shelley — 10,000 shares; Mr. Slifka — 10,000 shares; Mr. Stevens — 47,500 shares; Dr. Watson — 13,333 shares; Mr. Wortham — 47,500 shares; and the 24 current directors and executive officers of the Company as a group — 925,606 shares.

**	Percentage is shown only for shareholders owning at least one-tenth of one percent of the class.

***	Mr. Slifka, who is presently a Director of the Company, is retiring from the Board of Directors effective November 14, 2001 after 37 years of distinguished service.

(a)	The information as to the beneficial ownership of Common Stock by T. Rowe Price Associates, Inc. was obtained from its Schedule 13F Holdings Report for the calendar quarter ended June 30, 2001, filed with the Securities and Exchange Commission. Such report discloses that at June 30, 2001, T. Rowe Price Associates, Inc. had sole investment discretion with respect to 8,973,720 shares of Common Stock and sole voting authority with respect to 1,626,850 shares of Common Stock.

(b)	The information as to the beneficial ownership of Common Stock by Capital Research and Management Company was obtained from its Schedule 13F Holdings Report for the calendar quarter ended June 30, 2001, filed with the Securities and Exchange Commission. Such report discloses that at June 30, 2001, Capital Research and Management Company shared “investment discretion” (as defined in the Securities Exchange Act of 1934) with The Capital Group Companies, Inc., and had no voting authority, with respect to 8,503,200 shares of Common Stock.

(c)	The information as to the beneficial ownership of Common Stock by Wellington Management Company, LLP was obtained from its Schedule 13F Holdings Report for the calendar quarter ended June 30, 2001 filed with the Securities and Exchange Commission. Such report discloses that at June 30, 2001 Wellington Management Company, LLP exercised sole investment discretion with respect to 7,607,400 shares of Common Stock and sole voting authority with respect to 1,692,700 shares of Common Stock, shared investment discretion and voting authority with Wellington Trust Company, NA with respect to 768,270 shares of Common Stock, and shared investment discretion and voting authority with Wellington International Management Company Pte Ltd., with respect to 59,000 shares of Common Stock.

(d)	Includes 1,000 shares owned by Mr. Adamovich’s wife and as to which Mr. Adamovich disclaims voting or dispositive power.

(e)	Includes 2,768,689 shares owned by Maharba Inc., a Canadian family investment corporation controlled by Mr. Appel. Accordingly, Mr. Appel has sole voting and dispositive power with respect to these shares.

(f)	Does not include 20,000 shares beneficially owned by a trust of which Messrs. Hayward-Surry and Shelley are two of the three trustees. The trustees have sole voting power but no dispositive power with respect to these shares.

(g)	Includes 22,598 shares owned by two trusts established for the benefit of Mr. Krasnoff’s children. Mr. Krasnoff is trustee of these trusts and as such has sole voting and dispositive power with respect to the shares owned by the trusts. Also includes 1,436 shares owned by Mr. Krasnoff’s wife and as to which Mr. Krasnoff disclaims voting or dispositive power.

(h)	Prior to his election as a director last year, Dr. Snyder advised the Board of Directors that, because of restrictions on stock ownership related to his clinical research activities, he had determined that he would not own any stock in the Company. Consistent with that decision, Dr. Snyder has elected not to receive any options to which he would otherwise become entitled under the Company’s stock option plans for non- employee directors.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 as amended (the “Exchange Act”) and the rules thereunder of the Securities and Exchange Commission require the Company’s directors and officers to file reports of their ownership and changes in ownership of Common Stock with the Commission. Personnel of the Company generally prepare these reports on the basis of information obtained from each director and officer. Based on such information, the Company believes that all reports required by Section 16(a) of the Exchange Act to be filed by its directors and officers during the fiscal year ended July 28, 2001 were filed on time except that the following reports were filed late: (1) reports for the receipt of stock options during the fiscal year ended July 29, 2000 by Heinz Hensgen, a Senior Vice President, Lisa Kobarg, Corporate Controller, and Neil MacDonald, a Group Vice President; and (2) a report for the sale of Common Stock by John Miller, a Senior Vice President.

INFORMATION CONCERNING INDEPENDENT AUDITORS

      KPMG LLP acted as the Company’s independent auditors for the fiscal year ended July 28, 2001 and has been selected to act in that capacity in fiscal 2002. It is anticipated that representatives of KPMG LLP will be present at the meeting to respond to appropriate questions and will have an opportunity, if they desire, to make a statement.

Disclosure About Fees

     Audit Fees

      The aggregate fees, including out-of-pocket expenses, billed by KPMG LLP for professional services rendered in connection with the audit of the Company’s annual consolidated financial statements for the fiscal year ended July 28, 2001, and for reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year, were $1,193,153.

     Financial Information Systems Design and Implementation Fees

      No fees were billed by KPMG LLP for the fiscal year ended July 28, 2001 for professional services rendered for information technology services relating to financial information systems design and implementation.

     All Other Fees

      The aggregate fees billed by KPMG LLP for the fiscal year ended July 28, 2001 for services rendered to the Company, other than the services described above under Audit Fees, were $861,576.

ANNUAL REPORTS

      The Company’s Annual Report on Form 10-K for the fiscal year ended July 28, 2001, will be filed with the Securities and Exchange Commission before the end of October, as required by law. Shareholders may obtain a copy of the Form 10-K Report upon written request to Diane Foster, Director of Investor Relations, Pall Corporation, 25 Harbor Park Drive, Port Washington, N.Y. 11050-4630, fax 516-484-3649. In response to such request, the Company will furnish without charge the Form 10-K Report, including financial statements and financial schedules and a list of exhibits. Copies of exhibits will be furnished on request; the Company reserves the right to charge a reasonable fee for exhibits.

      The Company’s Annual Report to shareholders for the fiscal year ended July 28, 2001 is being furnished concurrently herewith to shareholders of record at the record date for the meeting. Additional copies of the Annual Report to shareholders may be obtained upon request to Diane Foster by telephone at 516-484-3600 or in writing at the address or fax number in the preceding paragraph. The Annual Report to shareholders and the Form 10-K Report are also available on the Company’s web site, www.pall.com.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

      In order to be considered for inclusion in the Company’s Proxy Statement and form of proxy for the 2002 annual meeting of shareholders, any shareholder proposal must be received by the Secretary of the Company prior to June 17, 2002. In addition, the form of proxy issued with the Company’s Proxy Statement for the 2002 annual meeting will confer discretionary authority to vote for or against any proposal made by a shareholder at the annual meeting and which is not included in the Company’s Proxy Statement. However, under the rules of the Securities and Exchange Commission, such discretionary authority may not be exercised if the shareholder proponent has given the Secretary of the Company notice of such proposal prior to September 3, 2002 and certain other conditions provided for in the Commission’s rules have been satisfied.

October 19, 2001

Appendix A

PALL CORPORATION

AUDIT COMMITTEE CHARTER

I.  Scope and Certain Definitions

      This Charter was adopted by the Board of Directors of Pall Corporation (the “Company”) on April 19, 2000. It sets forth the role and responsibilities of the Audit Committee of the Board of Directors established by the Company’s by-laws (the “Committee”) and requirements for the structure, processes and membership of the Committee. The firm of independent public accountants retained by the Company to audit the Company’s annual financial statements is hereinafter referred to as the “independent auditors”.

II.  General Purpose and Responsibilities

      The Committee shall provide oversight on matters relating to financial and reporting requirements, public policy issues and compliance and ethics. In general terms, the Committee’s duties and responsibilities are to:

1. Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance and accounting.

2. Monitor the independence and performance of the independent auditors and the Company’s internal auditing department.

3. Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

4. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to monitor compliance with that Code.

      It is hereby recognized that, as stated in Section 303 of the New York Stock Exchange Listed Company Manual: (1) the independent auditors are ultimately accountable to the Board of Directors and the Committee, and the Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors, and (2) the Committee is responsible for ensuring that the independent auditors submit to the Committee on a periodic basis a formal written statement delineating all relationships between the independent auditors and the Company, and the Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for recommending that the Board of Directors take appropriate action in response to the independent auditors’ report to satisfy itself of the independent auditors’ independence.

III.  Composition

1. The Committee shall have a minimum of three directors.

2. The Board shall appoint Committee members. The Board shall appoint a chairperson or, absent such appointment, the Committee shall elect a chairperson.

3. The Board may fill vacancies on the Committee and may remove a Committee member from membership of the Committee at any time with or without cause.

      Committee members shall meet the requirements of Section 303 of the Listed Company Manual of the New York Stock Exchange as to being “independent” and “financially literate”, and at least one member of the Committee shall have accounting or related financial management expertise.

IV.  Meetings and Action

1. A majority of the Committee members will be a quorum for the transaction of business. The action of a majority of those present at a meeting at which a quorum is present will be the act of the Committee.

2. Meetings and proceedings of the Committee shall be governed by the provisions of the Company’s by-laws applicable to meetings and proceedings of committees of the Board except to the extent, if any, that such provisions are superseded by any of the provisions of this Charter or by any specific regulations adopted by the Board.

3. The Chairperson shall report to the Board periodically on Committee actions and on the fulfillment of the Committee’s duties under its Charter.

4. The Company’s Chief Financial Officer will be the management liaison to the Committee (the “Management Liaison”).

5. The Committee Secretary (who will be the Corporate Secretary) will keep minutes of all Committee meetings, which will be distributed to all Board members.

6. The Committee shall meet in person at least three times per year and at such other times as may be requested by its Chairperson or by any two members of the Committee. In addition, the Committee shall meet by conference telephone to perform the duties described in Section V(4), below, with respect to the Company’s unaudited quarterly financial statements. At least annually the Committee shall meet privately and separately with (1) management, (2) the Company’s senior internal audit executive, and (3) the independent auditors.

7. The Committee Secretary and the Management Liaison shall prepare a preliminary agenda for each regularly scheduled meeting.

8. The agenda and all materials to be reviewed at the meetings should be received by the Committee members as far in advance of the meeting day as practicable (which will normally be six days).

9. The Committee Secretary should coordinate all mailings to the Committee members, to the extent practicable.

V.  Responsibilities and Duties

1. Review the Committee Charter annually and, if the Committee recommends any changes therein, submit such recommendation to the Board of Directors for consideration and action by the Board. (In accordance with regulations of the Securities and Exchange Commission (the “SEC”), the Charter is to be published at least every three years as part of the Company’s Proxy Statement.)

2. Prior to release of the Company’s audited annual financial statements: (a) review such statements and discuss them with the Company’s management; (b) discuss with the independent auditors the matters required to be discussed by Statement On Auditing Standards No. 61; (c) receive from the independent auditors disclosures regarding their independence required by Independence Standards Board (“ISB”) Standard No. 1 and discuss with the auditors their independence; and (d) based on the foregoing review and discussions, make a recommendation to the Board of Directors as to whether the proposed audited financial statements should be included in the Company’s Annual Report on Form 10-K for filing with the SEC. The foregoing review should include discussion with management and the independent auditors of significant issues regarding accounting principles, practices and judgments.

3. In consultation with management, the independent auditors and the internal audit department, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the internal audit department, together with management’s responses.

4. Review with management and the independent auditors the Company’s quarterly financial results prior to the release of earnings and require that the independent auditors review the financial information included in the Company’s quarterly reports on Form 10-Q prior to the filing thereof with the SEC. Determine that, in reviewing such quarterly financial statements, the independent auditors have followed “professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards, as may be modified or supplemented by the Commission” (SEC Release No. 34-42266). Said Release further states: “Under current auditing standards, this means that the auditors would be required to follow the procedures set forth in SAS 71, or such other auditing standards that may in time modify, supplement, or replace SAS 71.” Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61.

5. Having obtained from the independent auditors the written disclosures and letter required by ISB Standard No. 1 as required by Section V(2), above, review and discuss with the independent auditors all significant relationships they have with the Company that could impair their independence and report to the Board of Directors.

6. Review the fees and other significant compensation to be paid to the independent auditors.

7. Review the independence and performance of the independent auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of the independent auditors when circumstances warrant.

8. Review the independent auditors’ engagement letter and audit plan — discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

9. Prior to releasing the year-end earnings, inquire about changes to the audit plan or restrictions on the scope of activities. Discuss the results of the audit with the independent auditors, including any observations of internal control weaknesses. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

10. Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

11. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed, and review and approve the Internal Audit Department charter.

12. Review the appointment, performance and replacement of the senior internal audit executive.

13. Review all reports prepared by the internal audit department, together with management’s response, and follow up on these reports as considered necessary.

14. As considered necessary, review with the General Counsel any legal matters that could have a significant impact on the Company’s financial statements, and review with the Compliance Officer significant compliance issues concerning the Company’s Code of Ethical Conduct.

15. Prepare a report of the Committee to be included in the Company’s annual Proxy Statement as required by the regulations of the SEC and take all actions (whether or not specifically enumerated in this Charter) required to enable the Committee to include in such report all matters required by said SEC regulations to be covered therein.

16. Perform any other activities (a) required by the regulations of the SEC or the New York Stock Exchange or governing law or (b) consistent with this Charter and the Company’s by-laws, as the Committee or the Board deems necessary or appropriate.

17. Periodically perform self-assessment of Committee performance.

18. Review the structure of the Company’s financial/ accounting organization.

19. Annually review a summary of directors’ and officers’ related party transactions and potential conflicts of interest.

VI.  Consultants and Independent Investigations

      The Committee shall have the authority (a) to conduct any investigation appropriate to fulfilling its responsibilities and, (b) after not less than five business days’ notice to the Management Liaison and General Counsel, to retain special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

PALL CORPORATION

EXECUTIVE INCENTIVE BONUS PLAN

1. Purpose

         This document sets forth the Pall Corporation Executive Incentive Bonus Plan as adopted effective July 17, 2001.

         The purpose of the Plan is to encourage greater focus on performance among the key executives of the Corporation by relating a significant portion of their total compensation to the achievement of annual financial objectives.

2. Certain Definitions

         As used herein with initial capital letters, the following terms shall have the following meanings:

         "Average Equity” shall mean, for any Fiscal Year, the average of stockholders’ equity as shown on the fiscal year-end consolidated balance sheet of the Corporation and its subsidiaries as of the end of such Fiscal Year and as of the end of the immediately preceding Fiscal Year except that the amounts shown on said balance sheets as “Accumulated other comprehensive” income or loss, as the case may be, shall be disregarded.

         "Base Salary” shall mean, with respect to any Executive and for any Fiscal Year, the annual rate of base salary in effect for the Executive as of the first day of such year or, if later, as of the first day of the Executive’s Term of Employment, as determined under the Executive’s Employment Agreement.

         "Board of Directors” shall mean the Board of Directors of the Corporation.

         "Bonus” shall mean the bonus payable to an Executive under this Plan for any Fiscal Year.

         "CEO” shall mean the Chief Executive Officer of the Corporation.

         "Change in Control” means the occurrence of any of the following:

(a)	the “Distribution Date” as defined in Section 3 of the Rights Agreement dated as of November 17, 1989 between the Corporation and United States Trust Company of New York as Rights Agent, as amended by Amendment No. 1 thereto dated April 20, 1999, and as the same may have been further amended or extended to the time in question or in any successor agreement (the “Rights Agreement”); or

(b)	any event described in Section 11(a)(ii)(B) of the Rights Agreement; or

(c)	any event described in Section 13 of the Rights Agreement; or

(d)	the date on which the number of duly elected and qualified directors of the Corporation who were not either elected by the Board of Directors or nominated by the Board of Directors or its Nominating Committee for election by the shareholders shall equal or exceed one-third of the total number of directors of the Corporation as fixed by its by-laws;

provided, however, that no Change in Control shall be deemed to have occurred, and no rights arising upon a Change in Control as provided in Section 6 shall exist, to the extent that the Board of Directors so determines by resolution adopted prior to the Change in Control.

         "Code” shall mean the Internal Revenue Code of 1986, as amended.

         "Committee” shall mean the Compensation Committee of the Board of Directors.

         "Corporation” shall mean Pall Corporation.

         "Covered Executive” shall mean, with respect to any Fiscal Year, each individual who is a “Covered Employee” of the Corporation for such year for the purpose of section 162(m) of the Code.

         "Employment Agreement” shall mean, with respect to any executive employee of the Corporation, an employment agreement between the Corporation and such employee which provides that the employee shall be eligible to receive annual bonuses under this Plan.

         "Executive” shall mean an executive employee of the Corporation with whom the Corporation has entered into an Employment Agreement.

         "Fiscal Year” shall mean the fiscal year of the Corporation ending on August 3, 2002, and each subsequent fiscal year of the Corporation.

         "Maximum R.O.E. Target” shall mean, for any Fiscal Year, the Return on Equity that must be achieved or exceeded in order for the Performance Percentage for the year to equal 100%, as determined by the Committee prior to the first day of such year or within such period of time thereafter as may be permitted under the regulations issued under section 162(m) of the Code.

         "Minimum R.O.E. Target” shall mean, for any Fiscal Year, the Return on Equity that must be exceeded in order for any Bonus to be paid to any Executive for the year, as determined by the Committee prior to the first day of such year or within such period of time thereafter as may be permitted under the regulations issued under section 162(m) of the Code.

         "Net Earnings” shall mean, for any Fiscal Year, the after-tax consolidated net earnings of the Corporation and its subsidiaries as certified by the Corporation’s independent accountants for inclusion in the annual report to shareholders (“Annual Report”), adjusted so as to eliminate

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the effects of any decreases in or charges to earnings for (a) the effect of foreign currency exchange rates, (b) any acquisitions, divestitures, discontinuance of business operations, restructuring or any other special charges, (c) the cumulative effect of any accounting changes, and (d) any “extraordinary items” as determined under generally accepted accounting principles, to the extent such decreases or charges referred to in clauses (a) through (d) are separately disclosed in the Corporation’s Annual Report for the year.

         "Plan” shall mean the Pall Corporation Executive Incentive Bonus Plan, as set forth herein and as amended from time to time.

         "Return on Equity” shall mean, for any Fiscal Year, the percentage determined by dividing the Net Earnings for the year by the Average Equity for the year.

         "Target Bonus Percentage” shall mean, with respect to any Executive, the target bonus percentage specified for such Executive in his or her Employment Agreement.

3. Determination of Bonus Amounts

         For each Fiscal Year falling in whole or in part within an Executive’s Term of Employment, as defined in his or her Employment Agreement, the Executive shall be entitled to receive a Bonus in an amount determined in accordance with the provisions of this Section 3, subject, however, to the provisions of Section 4.

         (a)  The amount of the Bonus payable to an Executive for each such Fiscal Year shall be equal to (i) the Target Bonus Percentage of the Executive’s Base Salary for such year, multiplied by (ii) the Performance Percentage for such year, as determined under (b) below.

         (b)  The Performance Percentage for any Fiscal Year shall be determined in accordance with he following provisions:

(i) If the Return on Equity equals or exceeds the Maximum R.O.E. Target for the year, the Performance Percentage for the year shall be 100%.

(ii) If the Return on Equity is less than the Maximum R.O.E. Target for the year but exceeds the Minimum R.O.E. Target for the year, the Performance Percentage for the year shall be equal to the quotient resulting from dividing (A) the excess of the Return on Equity for the year over the Minimum R.O.E. Target for the year, by (B) the excess of the Maximum R.O.E. Target for the year over the Minimum R.O.E. Target for the year.

(iii) If the Return on Equity equals or is less than the Minimum R.O.E. Target for the year, the Performance Percentage for the year shall be zero, and no Bonus shall be payable under the Plan for such year to any Executive.

         (c)  If an Executive’s Term of Employment commences after the start of a Fiscal Year, or ends prior to the close of a Fiscal Year, the amount of the Bonus payable to the Executive for the Fiscal Year in which the Executive’s Term of Employment commences, or for the Fiscal Year in which the Executive’s Term of Employment ends, as determined in

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accordance with the other applicable provisions of the Plan, shall be prorated on the basis of the number of days of such Fiscal Year that fall within the Executive’s Term of Employment; provided, however, that (i) if an Executive’s Term of Employment ends within 5 days prior to the close of a Fiscal Year, there shall be no proration and the Executive shall be entitled to receive the entire amount of the Bonus payable to the Executive for such year, as determined in accordance with such other provisions, and (ii) if the Executive’s Term of Employment ends within 5 days following the start of a Fiscal Year, the Executive shall not be entitled to receive any Bonus with respect to such Fiscal Year.

4. Adjustment of and Limitation on Bonus Amounts

         The amount of the Bonus otherwise payable to an Executive for any Fiscal Year in accordance with Section 3 shall be subject to the following adjustments and limitation:

         (a)  The Committee may, in its discretion, reduce the amount of the Bonus otherwise payable to any Executive in accordance with Section 3, (i) to reflect any decreases in or charges to earnings that were not taken into account in determining Net Earnings for the year pursuant to clause (a), (b), (c) or (d) contained in the definition of such term in Section 2, (ii) to reflect any credits to earnings for extraordinary items of income or gain that were taken into account in determining Net Earnings for the year, (iii) to reflect the Committee’s evaluation of the Executive’s individual performance, or (iv) to reflect any other events, circumstances or factors which the Committee believes to be appropriate in determining the amount of the Bonus to be paid to the Executive for the year.

         (b)  The Committee may, in its discretion, increase the amount of the Bonus otherwise payable to any Executive who is not a Covered Executive, as determined under Section 3, to reflect the Committee’s evaluation of the Executive’s individual performance, or to reflect such other circumstances or factors as the Committee believes to be appropriate in determining the amount of the Bonus to be paid to the Executive for the year. The Committee shall not have any discretion to increase the amount of the Bonus payable to any Covered Executive for the year, as determined under Section 3.

         (c)  Notwithstanding any other provision herein to the contrary, the amount of the Bonus otherwise payable to any Executive for any Fiscal Year shall not exceed the lesser of (i) $1.0 million and (ii) 100% of the Executive’s Base Salary for the year.

5. Payment of Bonuses

         The Bonus payable to an Executive for any Fiscal Year shall be paid in accordance with the following provisions:

         (a)  Except as otherwise provided in (b) or (c) below,

(i) if the Executive is not a Covered Executive for such year, 50% of the estimated amount of the Executive’s Bonus shall be paid to the Executive at such date in August next following the close of such year as the Committee in its discretion shall determine, and the remaining amount of the Executive’s Bonus shall be paid to the Executive by no later than January 15 next following the close of such year;

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(ii) if the Executive is a Covered Executive for such year, 50% of the amount of the Executive’s Bonus shall be paid to the Executive as soon as practicable after the Committee has certified in writing that all conditions for the payment of such Bonus to the Executive for such year have been satisfied, and the remaining amount of the Executive’s Bonus shall be paid to the Executive by no later than January 15 next following the close of such year;

(iii) each amount payable to an Executive under (i) and (ii) above, reduced by the amount of all federal, state and local taxes required by law to be withheld therefrom, shall be paid to the Executive in the form of a single lump sum cash payment.

         (b)  To the extent that an Executive has elected under the applicable provisions of the Pall Corporation Management Stock Purchase Plan (the “MSPP”) to have any part of the Bonus payable to the Executive for any Fiscal Year paid in the form of Restricted Units to be credited to the Executive’s account under the MSPP, no cash payments shall be made to the Executive pursuant to (a) above with respect to the part of the Executive Bonus that is subject to such election; and the obligation of the Corporation under this Plan with respect to payment of such part of the Executive’s Bonus shall be fully discharged upon the crediting of Restricted Units to the Executive’s account under the MSPP in accordance with the applicable provisions of such Plan.

         (c)  To the extent that an Executive has elected under the applicable provisions of the Pall Corporation Profit-Sharing Plan (the “Profit-Sharing Plan”) to have any part of the Bonus payable to the Executive for any Fiscal Year reduced, and to have an amount equal to such part of the Executive’s Bonus contributed to the Profit-Sharing Plan as a 401(k) Contribution on the Executive’s behalf, an amount equal to such part of the Executive’s Bonus shall be contributed to the Profit-Sharing Plan on behalf of the Executive; and thereupon, the obligation of the Corporation under this Plan with respect to payment of such part of the Executive’s Bonus shall be fully discharged. However, no such contribution shall be made to the extent it would cause any limitation applicable under the 401(k) Plan to be exceeded.

6. Change in Control

         Notwithstanding any other provision in the Plan to the contrary (but subject to the “provided, however” clause contained in the definition of “Change in Control” in Section 2), upon the occurrence of a Change in Control, the following provisions shall apply.

         (a)  The amount of the Bonus payable to any Executive for the Fiscal Year in which a Change in Control occurs shall be at least equal to the Target Bonus Percentage of the Executive’s Base Salary for such year or, in the case of any Executive whose Term of Employment commences after the start of such year or ends prior to the close of such year, a pro rata portion thereof determined on the basis of the number of days of such Fiscal Year that fall within the Executive’s Term of Employment.

         (b)  Each Executive whose Term of Employment has not ended prior to the occurrence of a Change in Control shall be entitled to receive a Bonus for each Contract Year (as defined in the Executive’s Employment Agreement) that falls in whole or in part within the

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Executive’s Term of Employment and that ends after the Fiscal Year in which the Change in Control occurs. The amount of the Bonus payable to the Executive for each such Contract Year shall be at least equal to the Target Bonus Percentage of the Executive’s Base Salary for such Contract Year or, in the case of any Executive whose Term of Employment ends after the start of such Contract Year but prior to the close of such year, a pro rata portion thereof determined on the basis of the number of days of such Contract Year that fall within the Executive’s Term of Employment.

         (c)  The entire amount of the Bonus payable to an Executive for any Fiscal Year or Contract Year pursuant to (a) or (b) above, reduced by the amount of all federal, state and local taxes required to be withheld therefrom, shall be paid to the Executive in a single cash lump sum as soon as practicable after the close of such Fiscal Year or Contract Year.

7. Rights of Executives

         An Executive’s rights and interests under the Plan shall be subject to the following provisions:

         (a)  An Executive’s rights to payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Executive.

         (b)  Neither the Plan nor any action taken hereunder shall be construed as giving any Executive any right to be retained in the employment of the Corporation or any of its subsidiaries.

8. Administration

         The Plan shall be administered by the Committee. A majority of the members of the Committee shall constitute a quorum. The Committee may act at a meeting, including a telephone meeting, by action of a majority of the members present, or without a meeting by unanimous written consent. In addition to the responsibilities and powers assigned to the Committee elsewhere in the Plan, the Committee shall have the authority, in its discretion, to establish from time to time guidelines or regulations for the administration of the Plan, interpret the Plan, and make all determinations considered necessary or advisable for the administration of the Plan.

         The Committee may delegate any ministerial or nondiscretionary function pertaining to the administration of the Plan to any one or more officers of the Corporation.

         All decisions, actions or interpretations of the Committee under the Plan shall be final, conclusive and binding upon all parties. Notwithstanding the foregoing, any determination made by the Committee after the occurrence of a Change in Control that denies in whole or in part any claim made by any individual for benefits under the Plan shall be subject to judicial review, under a “de novo”, rather than a deferential standard.

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9. Amendment or Termination

         The Board of Directors may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that (a) no amendment, suspension or termination of the Plan shall adversely affect the rights of any Executive with respect to any Bonus that has become payable to the Executive under the Plan, without his or her written consent, and (b) following a Change in Control, no amendment to Section 6, and no termination of the Plan, shall be effective if such amendment or termination adversely affects the rights of any Executive under the Plan.

10. Successor Corporation

         The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation. The Corporation agrees that it will make appropriate provision for the preservation of Executives’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

11. Governing Law

         The Plan shall be governed by and construed in accordance with the laws of the State of New York.

12. Effective Date

         The Plan was adopted effective as of July 17, 2001 by the Board of Directors, acting by the Committee, subject, however, to approval by the shareholders of the Corporation by a majority of the votes cast in person or by proxy at the 2001 annual meeting of the Corporation’s shareholders, including any adjournment thereof.

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PALL CORPORATION
2001 Stock Option Plan for Non-Employee Directors

§ 1. Purpose

         The purpose of this Pall Corporation 2001 Stock Option Plan for Non-Employee Directors (the “Plan”) is to secure for Pall Corporation (the “Company”) and its stockholders the benefits of the incentive inherent in increased common stock ownership by the members of the Board of Directors of the Company (the “Board”) who are not employees of the Company or any of its subsidiaries.

§ 2. Administration

         The Plan shall be administered by the Compensation Committee of the Board (the “Committee”). The Committee shall have all the powers vested in it by the terms of the Plan. However, the Board, not the Committee, shall have the sole power and authority (within the limitations described herein) to prescribe the form of the document embodying and evidencing stock options granted under the Plan (“Options”). The Committee shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents in connection with the Plan, including Options granted under the Plan. No member of the Committee shall be liable for anything done or omitted to be done by such member or by any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

§ 3. Amount of Stock

         The stock which may be issued and sold under the Plan shall be the Common Stock of the Company (“Common Stock”) of a total number not exceeding 400,000 shares, subject to adjustment as provided in § 6 hereof. The stock to be issued may be either authorized and unissued shares or reacquired shares. In the event that Options granted under the Plan shall terminate or expire without having been exercised in full, new Options may be granted covering the shares not purchased under such lapsed Options.

§ 4. Eligibility and Grant of Options

         As used herein, the term “Granting Date” means the fifth day of January in each year during which the Plan is in effect beginning with the year 2002 except that if said date is not a day on which trading takes place on the New York Stock Exchange, the Granting Date shall be the first day after January 5th on which trading does take place on said Exchange. Each member of the Board who is not an employee of the Company or any of its subsidiaries at the time when Options are to be granted under the ensuing provisions of this § 4 (a “Non-Employee Director”) shall automatically, by virtue of the Plan and without any action by the Committee or the Board, be granted an Option as follows:

         (a)  On each Granting Date, each Non-Employee Director who was elected a director of the Company by shareholders at the annual meeting of shareholders next preceding such Granting Date for the first time (i.e., disregarding any previous election of such person by the Board) shall be granted an Option on 12,000 shares (an “Initial Grant”).

         (b)  On the Granting Date in 2002 and in every second year thereafter (e.g., 2004, 2006, etc.), each person who is a Non-Employee Director on such Granting Date and who is not entitled to an Initial Grant under § 4(a) on such Granting Date shall be granted an Option on 7,500 shares.

§ 5. Terms and Conditions of Options

         Each Option granted under the Plan shall be evidenced by an instrument in such form as the Board shall prescribe from time to time in accordance with the Plan and all applicable laws and regulations and shall be subject to the following terms and conditions and those set forth elsewhere in the Plan, which terms and conditions shall be deemed incorporated in each Option by reference to the provisions of the Plan:

         (a)  The Option exercise price shall be the Fair Market Value (as defined in § 7(a) hereof) of the shares of Common Stock subject to such Option on the date the Option is granted (the “date of grant”) but in no event less than the par value of the shares.

         (b)  No part of an Option may be exercised (i) before the first anniversary of the date of grant or (ii) after the tenth anniversary of the date of grant. The minimum number of shares with respect to which an Option may be exercised in part at one time shall be the lesser of (i) 100 or (ii) the number of shares remaining available under the Option. Subject to the foregoing and to the ensuing provisions of this § 5, an Option may be exercised as follows:

(i) at any time or times from the first anniversary of the date of grant to the date preceding the second anniversary, both such dates inclusive, for any number of shares up to 25 percent of the number of shares covered thereby;

(ii) at any time or times from the second anniversary of the date of grant to the date preceding the third anniversary, both such dates inclusive, as to any number of

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shares which, when added to the shares as to which such Option has theretofore been exercised, will not exceed 50 percent of the number of shares covered thereby;

(iii) at any time or times from the third anniversary of the date of grant to the date preceding the fourth anniversary, both such dates inclusive, as to any number of shares which, when added to the shares as to which such Option has theretofore been exercised, will not exceed 75 percent of the shares covered thereby; and

(iv) at any time or times from the fourth anniversary of the date of grant to the tenth anniversary, both such dates inclusive, as to any number of shares which, when added to the shares as to which the Option has theretofore been exercised, will not exceed the total number of shares covered thereby.

         (c)  The Option shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during the optionee’s lifetime only by the optionee, or if a legal guardian or other legal representative is appointed for an optionee, by such guardian or representative, except that an Option in its entirety (or the entire portion thereof remaining after any partial exercise thereof) is transferable to any “family member” of the optionee, as the term “family member” is defined, at the time of any such proposed transfer, in the General Instructions to Form S-8 promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 as amended (the “Securities Act”). It is a condition to any such transfer to a family member that (i) not less than 20 days before any such transfer, or such shorter period as the Committee may authorize in a particular case, the optionee has notified the Secretary of the Company of his or her intention to make such transfer and (ii) such transfer complies with the requirements of said General Instructions to Form S-8 which are conditions to the registration under the Securities Act on said Form S-8 of the issuance and sale to the transferee of the shares issuable upon exercise of the Option, including but not limited to the provision of said General Instructions that Form S-8 is not available for the exercise of Options transferred “for value” as defined therein. (For the information of optionees, at the time of adoption of this Plan said General Instructions to Form S-8 define “family member” as follows: “For purposes of this form, ‘family member’ includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employees [sic] household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent of the voting interests.” In the event that the Commission should change that definition prior to any proposed transfer, the definition as so changed shall apply and govern.)

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         (d)  No Option or any part of an Option shall be exercisable:

(i) unless written notice of exercise, in form satisfactory to the Committee, is given to the Company; and

(ii) unless the person exercising the Option makes payment to the Company in full in United States dollars by cash or check of such amount as is sufficient to satisfy the Company’s obligation, if any, to withhold federal, state and local taxes by reason of such exercise or makes such other arrangement satisfactory to the Committee as will enable the Company to satisfy any such obligation.

         (e)  At the time notice of exercise of an Option is given pursuant to § 5(d)(i) hereof, the person exercising the Option shall either (I) make full payment in United States dollars by cash or check of the Option exercise price of the shares being acquired (sometimes hereinafter called the “purchase price”) or (II) if the person exercising the Option is the individual to whom the Option was granted and at the time of exercise such individual is a member of the Board, such optionee may elect to pay the purchase price on an installment payment basis on the following terms and conditions:

(A) The installments payable shall be the minimum amounts required to be paid by Regulation U of the Board of Governors of the Federal Reserve System as in effect as of the date of exercise of the Option or any successor regulation (hereinafter “Regulation U”) or such greater installment payments as the Board may prescribe.

(B) The optionee shall not be required to pay interest to the Company on the unpaid balance of the purchase price.

(C) The unpaid balance of the purchase price shall be immediately payable in full upon demand made by the Company to the optionee (or, if the optionee has died, to the legal representatives of his or her estate or the successor owner of the stock, hereinafter collectively “Optionee’s Successors”).

(D) The shares for which the Option is exercised shall be issued to and registered in the name of the optionee but shall be endorsed by the optionee in blank (either on the certificate or on a separate stock power) and held by the Company as collateral security for the unpaid balance of the purchase price. Neither the optionee nor the Optionee’s Successors shall be permitted to sell, withdraw, pledge or otherwise dispose of all or any part of such collateral except at a time when such sale, withdrawal, pledge or other disposition is permitted by Regulation U. Subject to compliance with

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the immediately preceding sentence, the optionee (and the Optionee’s Successors) shall have the right at any time and from time to time to withdraw part or all of the shares from the collateral so held by the Company upon payment of the unpaid balance of the purchase price of the shares withdrawn. For purposes of determining such unpaid balance, each payment made otherwise than to obtain withdrawal of shares under the immediately preceding sentence shall be applied pro rata to all shares which at the time of such payment are held by the Company as collateral for the payment of the balance of the purchase price. Upon default by the optionee (or the Optionee’s Successors) in the making of any payment due under the foregoing provisions of this § 5(e), the Company shall have with respect to the collateral all of the rights of a secured party under the Uniform Commercial Code as in effect in the State of New York. In addition, upon a default in the making of any payment due under these installment-payment provisions, the Company shall have the right, but not the obligation, to give written notice to the optionee (or the Optionee’s Successors) to the effect that if such payment is not received by the Company by the payment date specified in such notice, which date shall be not less than 21 days after the date of giving of such notice, (i) the Company shall have the right to retain and cancel the shares held as collateral, crediting against the payment due the Fair Market Value (as defined in § 7(a) hereof) of such shares on the payment date specified in such notice and (ii) the optionee (and the Optionee’s Successors) shall be and remain liable for any balance due after such crediting.

(E) The optionee (and the Optionee’s Successors) shall be entitled, from the date of exercise of such Option, to all of the rights of a shareholder, including the right to vote the shares and (subject to the rights of the Company pursuant to subparagraph (D) next above in the event of a payment default) to receive and retain all dividends paid thereon.

         (f)  Except as limited by § 7(c) hereof, the Board is authorized in its discretion, and with the consent of the optionee, to make amendments, not in conflict with the Plan or any applicable law or regulation, in the terms of any Option granted under the Plan.

         (g)  In addition to the methods of payment of the Option exercise price authorized by § 5(e) hereof, the person exercising the Option, at his or her election, shall have the right to make payment at the time of exercise by delivering to the Company shares of Common Stock of the Company having a total Fair Market Value (as defined in § 7(a) hereof) equal to the Option exercise price, or a combination of cash and such shares having a total Fair Market Value equal to the Option exercise price, provided, however, that all shares so delivered must have been beneficially owned by the person exercising the Option for at least six months prior to the Option exercise date and, upon request, the Company shall be given satisfactory proof of

5

such beneficial ownership. Certificates representing shares delivered to the Company pursuant to this paragraph shall be duly endorsed or accompanied by appropriate stock powers, in either case with signature guaranteed if so required by the Company.

         (h)  If at the time of the death of an optionee an Option granted under the Plan has not been fully exercised and is outstanding, the optionee’s estate or any person who has acquired the right to exercise the Option by bequest or inheritance or by reason of the optionee’s death or by transfer during the optionee’s lifetime to a “family member” in accordance with § 5(c) hereof may, until the date one year after the date of the optionee’s death and not thereafter (but in no event after the tenth anniversary of the date of grant), exercise the Option with respect to the number of shares as to which the optionee could have exercised it at the time of his or her death.

         (i)  If an optionee ceases to be a member of the Board for any reason other than death or removal from the Board for cause in accordance with law, then, except as provided in the next sentence hereof, the Option shall thereafter be exercisable until the date one year after the date on which the optionee ceases to be a member of the Board and not thereafter (but in no event after the tenth anniversary of the date of grant) and only with respect to the number of shares as to which the optionee could have exercised the Option at the time that he or she ceased to be a member of the Board. Notwithstanding the immediately preceding sentence, if at the time that an optionee ceases to be a member of the Board he or she has been a member of the Board for at least two full three-year terms (six years, more or less, depending on the dates of annual meetings, which vary somewhat from year to year), the Option shall continue to vest in accordance with the vesting schedule set forth in § 5(b) and shall remain outstanding and exercisable until the tenth anniversary of the date of grant (subject to the provisions of § 5(h) if the optionee shall die prior to such tenth anniversary).

§ 6. Adjustment in the Event of Change in Stock

         If the Company effects any stock split, stock dividend, combination, exchange of shares or similar capital adjustment, the aggregate number and kind of shares available under the Plan, the number, kind and price of shares subject to outstanding Options and the number of shares constituting an Option grant under § 4 hereof, shall be appropriately and equitably adjusted so as to reflect such change, all as determined by the Board.

§ 7. Miscellaneous Provisions

         (a)  As used in the Plan, “Fair Market Value” means the arithmetic mean of the highest and lowest sales prices of the Common Stock on the date of grant or other date as of which the Common Stock is to be valued hereunder, as reported in New York Stock Exchange

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Composite Transactions. If no sale shall be reported in New York Stock Exchange Composite Transactions for the valuation date in question, Fair Market Value shall be determined by the Committee in accordance with Treasury Regulations applicable to incentive stock options.

         (b)  Nothing in the Plan or in any Option granted under the Plan shall confer any rights on any director to continue as a director of the Company or shall interfere in any way with the right of the Company or its shareholders to remove such person as a director in accordance with applicable law. If a director shall be removed for cause in accordance with law, any Option held by such person shall automatically terminate as of the date of such removal.

         (c)  It is the intent of the Company that the Plan comply in all respects with Rule 16b-3 or any successor rule (“Rule 16b-3”) under the Securities Exchange Act of 1934, as amended and that any ambiguities or inconsistencies in the Plan be interpreted to give effect to such intention. The Committee may adopt rules and regulations under, and amend, the Plan in furtherance of such intent. Anything elsewhere in the Plan to the contrary notwithstanding, neither the Board nor the Committee shall have the power to amend the Plan in any way or take any other action which would cause the Plan to fail to qualify as or be disqualified as a “formula plan” under and for purposes of Rule 16b-3 and the instructions thereto.

         (d)  Any director has the right to waive the granting of Options to him or her on the next Granting Date on which an Option would be granted to such director, by notice to the Secretary of the Company given prior to such Granting Date.

§ 8. Change in Control

         (a)  In the event of a “Change in Control” of the Company (as defined in § 8(b) hereof), Options outstanding under the Plan on the date on which the Change in Control occurs shall become exercisable in full on said date (i.e., to the extent that any such Option or portion thereof is not yet exercisable on the date on which the Change in Control occurs, the right to exercise such Option as to all or any part of the shares covered thereby shall be accelerated).

         (b)  A “Change in Control” for purposes of the Plan shall mean the occurrence of any of the following:

(i) the “Distribution Date” as defined in § 3 of the Rights Agreement dated as of November 17, 1989 between the Company and United States Trust Company of New York as Rights Agent, as amended by Amendment No. 1 thereto dated April 20, 1999, and as the same may have been further amended or extended to the time in question or in any successor agreement (the “Rights Agreement”); or

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(ii) any event described in § 11(a)(ii)(B) of the Rights Agreement; or

(iii) any event described in § 13 of the Rights Agreement, or

(iv) the date on which the number of duly elected and qualified directors of the Company who were not either elected by the Board or nominated by the Board or its Nominating Committee for election by the shareholders shall equal or exceed one-third of the total number of directors of the Company as fixed by its by-laws;

provided, however, that no Change in Control shall be deemed to have occurred, and no rights arising upon a Change in Control pursuant to § 8(a) shall exist, to the extent that the Board so determines by resolution adopted prior to the Change in Control. Any such resolution may be rescinded or countermanded by the Board at any time.

§ 9. Amendment

         Except as provided in § 7(c) hereof, the Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable, including, but not limited to, amendments necessary to qualify for any exemption or to comply with applicable law or regulations; provided, however, that the Plan may not, without further approval by the shareholders of the Company, be amended to increase the total number of shares of Common Stock which may be issued upon the exercise of Options granted under the Plan above the number set forth in § 3 hereof as said number may have been adjusted pursuant to § 6 hereof. No amendment of the Plan shall alter or impair any of the rights or obligations of any optionee, without his or her consent, with respect to any Option theretofore granted under the Plan.

§ 10. Termination

         The Plan shall terminate upon the earlier of the following dates or events to occur:

         (a)  upon the adoption of a resolution of the Board terminating the Plan; or

         (b)  on a Granting Date if on said date the number of shares remaining available for grant of Options under the Plan is not sufficient for the making of the grants required by § 4 hereof to be made on such Granting Date.

         No termination of the Plan shall alter or impair any of the rights or obligations of any optionee, without his or her consent, with respect to any Option theretofore granted under the Plan.

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§ 11. Shareholder Approval

         The Plan shall be submitted to the shareholders of the Company for their approval at the 2001 annual meeting of shareholders. The shareholders shall be deemed to have approved the Plan if it is approved at said meeting, including any adjournment thereof, in accordance with the Business Corporation Law of the State of New York. If the shareholders do not approve the Plan at said meeting, including any adjournment thereof, the Plan shall thereupon terminate and shall be of no further force or effect.

[Note: This Plan was adopted by the Board of Directors on July 17, 2001, subject to approval by shareholders at the annual meeting on November 14, 2001.]

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PALL CORPORATION

Annual Meeting of Shareholders — November 14, 2001

The undersigned hereby appoints ERIC KRASNOFF, JEREMY HAYWARD-SURRY and HEYWOOD SHELLEY, and each of them, with full power of substitution, proxies of the undersigned to vote all shares of the Common Stock of Pall Corporation (the “Company”) which the undersigned would be entitled to vote if present at, and to act for the undersigned at, the annual meeting of shareholders of the Company to be held on Wednesday, November 14, 2001, at 11:00 a.m., and at any adjournment thereof, on the matters indicated on the reverse side hereof.

This proxy is solicited by the Board of Directors of the Company and, when properly executed, will be voted in accordance with the instructions specified on the reverse side. If your proxy is properly signed and delivered but specifies no instructions, it will be voted FOR the election of all nominees for director named on the reverse side hereof (or for a substitute nominee if any of those named should become unavailable), FOR approval of the Executive Incentive Bonus Plan and FOR approval of the 2001 Stock Option Plan for Non-Employee Directors. On any other business which may properly come before the meeting, this proxy will be voted in accordance with the judgment of the persons named above as proxies.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

NOTE: Please sign on the reverse side exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian or corporate officer, please give full title as such.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

PLEASE MARK VOTES AS IN THIS EXAMPLE

PALL CORPORATION

Mark box at right if an address change or comment has been noted on the reverse side of this card

CONTROL NUMBER:
RECORD DATE SHARES:

Please be sure to sign and date this Proxy	Date

Shareholder sign here	Co-owner sign here

1.	Election of Directors:

	For All	With-	For All
	Nominees	hold	Except

(01) John H.F. Haskell, Jr.

(02) Katharine L. Plourde

(03) Heywood Shelley

(04) Edward Travaglianti

If you wish to withhold authority for any particular nominee(s), mark the “For All Except” box and print the name(s) of such nominee(s) below.

		For	Against	Abstain
2.	Approval of the Executive Incentive Bonus Plan.

3.	Approval of the 2001 Stock Option Plan for Non-Employee Directors.

4.	The transaction of such other business as may properly come before the meeting or any adjournment thereof.

The signer(s) hereby revoke(s) all proxies heretofore given by the signer(s) to vote at said meeting or any adjournment thereof.

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